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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

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Preliminary Proxy Statement
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Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under §.240.14a-12

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Notice of Reconvened 2014 Annual Meeting
of Stockholders and Proxy Statement

Tuesday, September 30, 2014* at 9:30 a.m., local time

(adjourned from June 6, 2014, July 7, 2014 and August 21, 2014)

Two Newton Place, 255 Washington Street, Suite 100, Newton, Massachusetts 02458

*
The annual meeting noticed to occur on Friday, June 6, 2014 was called to order and immediately adjourned to July 7, 2014. On July 7, 2014, the meeting reconvened and was immediately further adjourned to Thursday, August 21, 2014. On August 21, 2014, the meeting reconvened and was immediately further adjourned to Tuesday, September 30, 2014, at the same time and location, to allow for the completion and distribution of Five Star Quality Care, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2013. As previously announced, the record date for the reconvened meeting is July 14, 2014.

It is our pleasure to invite you to join our Board of Directors and executive officers at Five Star Quality Care, Inc.'s 2014 Annual Meeting of Stockholders in Newton, Massachusetts. The enclosed Notice of Reconvened Annual Meeting of Stockholders and Proxy Statement will provide you with information about our Company and the matters to be voted on at the annual meeting.

We are moving beyond required disclosures to enhance the information we provide and to present such information in a format that is easy to follow. For example, we have included a Question and Answer section with useful information responsive to questions we frequently receive from stockholders. We know that it is important to provide you the information you are looking for about our Company and are committed to doing so.

You will see that we have continued this year to provide detailed information about the qualifications of our Directors and Director nominees and why we believe they are the right people to represent you. The proxy statement also includes a comprehensive Compensation Discussion and Analysis that clearly explains our executive compensation philosophy and practice.

Your support is important to us and to our Company and it is important that your shares be represented and voted at the meeting. I encourage you to sign and return your proxy card or use telephone or Internet voting so that your shares will be represented and voted at the meeting.

Thank you for being a stockholder and for your continued trust and investment in our Company.

September 17, 2014

On behalf of the Board of Directors,

Donna D. Fraiche
Chair of the Nominating and Governance Committee

On September 17, 2014, the Company mailed the following notice to its stockholders with respect to the 2014 Annual Meeting of Stockholders:

NOTICE OF RECONVENED
ANNUAL MEETING OF STOCKHOLDERS

Tuesday, September 30, 2014
(adjourned from June 6, 2014, July 7, 2014 and August 21, 2014)

9:30 a.m., local time

Two Newton Place, 255 Washington Street, Suite 100, Newton, Massachusetts 02458

The Annual Meeting of Stockholders of Five Star Quality Care, Inc. (the "Company") originally scheduled for June 6, 2014 will reconvene at Two Newton Place, 255 Washington Street, Suite 100, Newton, Massachusetts 02458, on Tuesday, September 30, 2014, at 9:30 a.m., local time. The purposes of the meeting are:

1.
to elect Barbara D. Gilmore and Barry M. Portnoy, or such other persons nominated by the Company's Board of Directors, to the Company's Board of Directors;

2.
to approve the Five Star Quality Care, Inc. 2014 Equity Compensation Plan;

3.
to hold an advisory vote to approve executive compensation; and

4.
to transact such other business as may properly come before the reconvened meeting and at any adjournments or postponements of the meeting.

The Board of Directors set July 14, 2014 as the record date for the reconvened meeting. This means that owners of record of shares of common stock of the Company as of the close of business on that date are entitled to:

  •
  receive this notice of the reconvened meeting; and

  •
  vote at the reconvened meeting and any adjournments or postponements of the meeting.

You are invited to attend the Annual Meeting of Stockholders in person and we hope that you will be able to join us on September 30.

September 17, 2014

Newton, Massachusetts

By Order of the Board of Directors,
 Jennifer B. Clark
Secretary

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The Company urges each stockholder to promptly sign and return the enclosed proxy card or to use telephone or Internet voting. See the "Voting Information" section on page 3 for information about voting by telephone or Internet, and how to attend the Annual Meeting of Stockholders and vote shares in person.

VOTING INFORMATION

WE WANT TO HEAR FROM YOU – VOTE TODAY

As a stockholder of Five Star Quality Care, Inc., your vote is important. Please carefully review the proxy materials for the 2014 Annual Meeting of Stockholders and follow the instructions below to cast your vote on all of the voting matters.

Voting Matters and Board Recommendations

The Board's Recommendation

Election of Directors (page 12)	FOR
Approval of Equity Compensation Plan (page 58)	FOR
Advisory Vote to Approve Executive Compensation (page 64)	FOR

Advance Voting Methods

Even if you plan to attend the 2014 Annual Meeting of Stockholders in person, please vote right away using one of the following advance voting methods (see page 5 for additional details). Make sure to have your proxy card or voting instruction form in hand and follow the instructions.

You can vote in advance in one of three ways:

Visit the website listed on your proxy card/voting instruction form to vote VIA THE INTERNET.
Call the telephone number on your proxy card/voting instruction form to vote BY TELEPHONE.
Sign, date and return your proxy card/voting instruction form to vote BY MAIL.

Voting at the 2014 Annual Meeting of Stockholders

All stockholders of record may vote in person at the 2014 Annual Meeting of Stockholders, which will reconvene on Tuesday, September 30, 2014 at 9:30 a.m., local time, at Two Newton Place, 255 Washington Street, Suite 100, Newton, Massachusetts 02458. Beneficial owners may vote in person at the meeting if they have a valid proxy, as described in the response to question 17 on page 10 of "Questions and Answers".

Important Note About Meeting Admission Requirements: If you plan to attend the meeting in person, see the answer to question 16 on page 9 of "Questions and Answers" for important details on admission requirements.

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400 CENTRE STREET
NEWTON, MASSACHUSETTS 02458

September 17, 2014

PROXY STATEMENT

The Board of Directors of Five Star Quality Care, Inc. (the "Board") is furnishing you this proxy statement to solicit proxies to be voted at the 2014 Annual Meeting of Stockholders of Five Star Quality Care, Inc., a Maryland corporation (the "Company"). The meeting will reconvene at Two Newton Place, 255 Washington Street, Suite 100, Newton, Massachusetts 02458 on September 30, 2014, at 9:30 a.m., local time. The proxies also may be voted at any adjournments or postponements of the meeting. The annual meeting noticed to occur on Friday, June 6, 2014 was called to order and immediately adjourned to July 7, 2014. On July 7, 2014, the meeting reconvened and was immediately further adjourned to Thursday, August 21, 2014. On August 21, 2014, the meeting reconvened and was immediately further adjourned to Tuesday, September 30, 2014, at the same time and location, to allow for the completion and distribution of the Company's Annual Report on Form 10-K for the year ended December 31, 2013.

The mailing address of the Company's principal executive offices is 400 Centre Street, Newton, Massachusetts 02458. The Company is first furnishing the proxy materials to stockholders on or about September 17, 2014.

All properly executed written proxies, and all properly completed proxies submitted by telephone or Internet, that are delivered pursuant to this solicitation will be voted at the annual meeting in accordance with the directions given in the proxy, unless the proxy is revoked prior to completion of voting at the meeting.

Only owners of record of common shares of the Company ("Common Shares") as of the close of business on July 14, 2014, the record date, are entitled to notice of, and to vote at, the reconvened 2014 Annual Meeting of Stockholders or at any adjournments or postponements of the meeting. Each owner of record of Common Shares on the record date is entitled to one vote for each Common Share held. On July 14, 2014, there were 48,613,442 Common Shares issued and outstanding. The Company's Common Shares are listed on the New York Stock Exchange (the "NYSE").

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO RECONVENE ON SEPTEMBER 30, 2014.

In accordance with the rules of the Securities and Exchange Commission, the Company advises you of the availability on the Internet of the proxy materials related to the 2014 Annual Meeting of Stockholders. These rules allow companies to provide access to proxy materials in one of two ways. Because the Company has elected to utilize the "full set delivery" option, the Company is delivering to all stockholders paper copies of all of the proxy materials, as well as providing access to those proxy materials on a publicly accessible website.

The Notice of Annual Meeting, Notice of Reconvened Annual Meeting, Proxy Statement and Annual Report to stockholders for the year ended December 31, 2013, are also available at www.proxyvote.com. If you plan to attend the annual meeting in person, you may obtain directions to the meeting site by written request directed to the Company's Secretary at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458.

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QUESTIONS AND ANSWERS

Proxy Materials and Voting Information

1. What is included in the proxy materials? What is a proxy statement and what is a proxy?

The proxy materials for the 2014 Annual Meeting of Stockholders include the Notice of Annual Meeting, Notice of Reconvened Annual Meeting, this proxy statement, the Company's Annual Report to stockholders for the year ended December 31, 2013 (the "Annual Report") and a proxy card or voting instruction form.

A proxy statement is a document that the Securities and Exchange Commission ("SEC") regulations require the Company to give you when it asks you to sign a proxy designating individuals to vote on your behalf. A proxy is your legal designation of another person to vote the shares you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. The Company has designated the following three persons as proxies for the 2014 Annual Meeting of Stockholders: Bruce J. Mackey Jr., President and Chief Executive Officer; Paul V. Hoagland, Treasurer and Chief Financial Officer; and Jennifer B. Clark, Secretary.

2. What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with the Company's registrar and transfer agent, Wells Fargo Shareowner Services, you are considered a stockholder of record with respect to those shares. If your shares are held in an account you own at a bank, brokerage or other institution, you are considered the "beneficial owner" of those shares.

3. What shares are included on the proxy card?

If you are a stockholder of record, you should receive only one notice or proxy card for all the Common Shares of record you hold in certificate form and in book-entry form.

If you are a beneficial owner, you will receive voting instruction information from the bank, broker or other nominee through which you own your Common Shares. If you hold some shares of record and some shares beneficially, you may receive separate proxies for the shares you own each way.

4. What different methods can I use to vote?

By Written Proxy. All stockholders of record can vote by written proxy card. If you are a stockholder of record, you should have received a written proxy card with your proxy materials. If you need a replacement written proxy card, you may request one by contacting the Company's Secretary. If you are a beneficial owner, you may request a written proxy card or a vote instruction form from your bank, broker or other nominee. Proxies submitted by mail must be received by 11:59 p.m. Eastern Time on Monday, September 29, 2014.

By Telephone or Internet. All stockholders of record also can vote by touchtone telephone using the toll-free telephone number on the proxy card, or through the Internet, using the procedures and instructions described in the proxy card. Beneficial owners may vote by telephone or Internet if their bank, broker or other nominee makes those methods available, in which case the bank, broker or nominee will

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include the instructions with the proxy voting materials. The telephone and Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to vote their shares and to confirm that their instructions have been recorded properly. Proxies submitted by telephone or through the Internet must be received by 11:59 p.m. Eastern Time on Monday, September 29, 2014.

In Person. All stockholders of record may vote in person at the meeting. Beneficial owners may vote in person at the meeting if they have a legal proxy, as described in the response to question 17.

If you have any questions or need assistance in voting your shares, please call the firm assisting the Company in the solicitation of proxies:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Stockholders Call Toll Free: (877) 717-3922
Banks and Brokers Call Collect: (212) 750-5833

5. What are my voting choices for each of the proposals to be voted on at the 2014 Annual Meeting of Stockholders and what are the voting standards?

Proposal	Voting Choices and Board Recommendation	Voting Standard

Item 1: Election of Directors	• vote in favor of all Director nominees;
 • withhold your vote for all Director nominees; or
• vote in favor of one Director nominee and withhold your vote for the other Director nominee.
	The Board recommends a vote FOR both Director nominees.	Plurality of all votes cast
Item 2: Approval of Equity Compensation Plan	• vote in favor of the proposal; • vote against the proposal; or • abstain from voting on the proposal. The Board recommends a vote FOR the approval of the equity compensation plan.	Majority of votes cast
Item 3: Advisory Vote to Approve Executive Compensation*
• vote in favor of the advisory proposal;
 • vote against the advisory proposal; or
• abstain from voting on the advisory proposal.
	The Board recommends a vote FOR the advisory vote to approve executive compensation.	Majority of votes cast

*
As an advisory vote, the proposal to approve executive compensation is not binding upon the Company. However, the Compensation Committee, which is responsible for designing and administering the Company's executive compensation program, and the Board each value the opinions expressed by stockholders and will consider the outcome of the vote when making future compensation decisions.

6. What if I am a stockholder of record and do not specify a choice for a matter when returning a proxy?

Stockholders should specify their choice for each matter on the proxy card. If no specific instructions are given, proxies which are signed and returned will be voted:

•
FOR the election of each Director nominee as set forth in this proxy statement;

•
FOR the approval of the Five Star Quality Care, Inc. 2014 Equity Compensation Plan; and

•
FOR the advisory vote to approve executive compensation.

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7. What if I am a beneficial owner and do not give voting instructions to my broker?

As a beneficial owner, in order to ensure your shares are voted in the way you would like, you must provide voting instructions to your bank, broker or other nominee by the deadline provided in the materials you receive from your bank, broker or other nominee. If you do not provide voting instructions to your bank, broker or other nominee, your bank, broker or other nominee may not vote on the election of Directors, the approval of the equity compensation plan or the advisory vote to approve executive compensation.

8. What is a quorum? How are abstentions and broker non-votes counted?

A quorum of stockholders is required for stockholders to take action at the annual meeting. The presence, in person or by proxy, of stockholders entitled to cast one-third of all the votes entitled to be cast at the annual meeting constitutes a quorum.

Abstentions and broker non-votes are included in determining whether a quorum is present, but will not be included in vote totals. For purposes of the approval of the Five Star Quality Care, Inc. 2014 Equity Compensation Plan in Item 2, the Company understands that, under NYSE policy, abstentions will be treated as "votes cast" and, thus, will have the same effect as votes against the proposal and broker non-votes will have no effect on the outcome of the proposal. Abstentions and broker non-votes will have no effect on the outcome of Items 1 and 3. A proxy marked "WITHHOLD" will have the same effect as an abstention.

9. What can I do if I change my mind after I vote my shares?

Stockholders can revoke a proxy prior to the completion of voting at the meeting by:

•
giving written notice to the Secretary of the Company at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458;

•
delivering a later-dated proxy; or

•
voting in person at the meeting (if you are a beneficial owner, see the response to question 17).

10. Can I access the proxy materials on the Internet? How can I sign up for the electronic proxy delivery service?

The Notice of Annual Meeting, Notice of Reconvened Annual Meeting, this proxy statement and the Annual Report are available at www.proxyvote.com. To view these proxy materials, you will need the information printed on your proxy card. You may access these proxy materials on the Internet through the conclusion of the annual meeting. If you want to receive an e-mail copy of these documents in the future, you must request one. There is no charge to you for requesting a copy.

How to request a receive an e-mail copy for Annual Meeting of Stockholders in the future:

•
BY INTERNET: www.proxyvote.com

•
BY TELEPHONE: (800) 579-1639

•
BY E-MAIL*: sendmaterial@proxyvote.com

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* If requesting materials by e-mail, please send a blank e-mail with the number that is printed on your proxy card, in the box marked by the arrow, in the subject line.

Instead of receiving future copies of the Company's notices of annual meetings, proxy statements and annual reports to stockholders by mail, stockholders of record and most beneficial owners can elect to receive these materials electronically. Opting to receive your proxy materials online will save the Company the cost of producing and mailing documents, and also will give you an electronic link to the proxy voting site.

11. Who counts the votes?

The Company will retain an independent tabulator to receive and tabulate the proxies and an independent inspector of election to certify the results.

12. When will the Company announce the voting results?

The Company will report the final results in a press release, which will be available on the Company's website, and in a Current Report on Form 8-K filed with the SEC following the completion of the 2014 Annual Meeting of Stockholders.

13. Does the Company have a policy about Directors' attendance at the Annual Meeting of Stockholders?

Pursuant to the Company's Governance Guidelines, the Company expects each Director to attend the Company's Annual Meeting of Stockholders. All of the Directors attended the 2013 Annual Meeting of Stockholders. You may view the Governance Guidelines at the Company's website, www.fivestarseniorliving.com.

14. How are proxies solicited and what is the cost?

The Company bears all expenses incurred in connection with the solicitation of proxies. The Company has engaged Innisfree M&A Incorporated ("Innisfree") to assist with the solicitation of proxies for an estimated fee of $15,000 plus reimbursement of expenses. The Company has agreed to indemnify Innisfree against certain liabilities arising out of the Company's agreement with Innisfree. The Company will also request banks, brokers and other nominees to forward proxy materials to the beneficial owners of Common Shares and to obtain their voting instructions. The Company will reimburse those firms for their expenses.

Proxies may also be solicited, without additional compensation, by the Company's Directors and officers, and by Reit Management & Research LLC ("RMR") and its directors, officers and employees by mail, telephone or other electronic means or in person.

15. What is householding?

As permitted by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), only one copy of the Notice of Annual Meeting, Notice of Reconvened Annual Meeting, this proxy statement and the Annual Report is being delivered to stockholders residing at the same address, unless those stockholders have notified the Company of their desire to receive multiple copies of those documents. This practice is known as "householding".

The Company will promptly deliver a separate copy of any of those documents to you if you write to the Company at Investor Relations, Five Star Quality Care, Inc., Two Newton Place, 255 Washington Street,

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Suite 300, Newton, Massachusetts 02458, or call the Company at (617) 796-8245. If you want to receive separate copies of the Company's notices of annual meetings, proxy statements and annual reports to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other record holder, or you may contact the Company at the above address or telephone number.

Annual Meeting Information

16. How do I attend the 2014 Annual Meeting of Stockholders in person?

IMPORTANT NOTE: If you plan to attend the annual meeting, you must follow these instructions to gain admission.

All attendees will need to bring photo identification to gain admission. Please note that cameras or audio or video recorders are not permitted at the meeting. Any cell phones, pagers or similar electronic devices that you have with you must be shut off for the duration of the meeting.

Attendance at the meeting is limited to the Company's Directors and officers, stockholders of the Company as of the record date (July 14, 2014) or their duly authorized representatives or proxies, and persons permitted by the Chairman of the meeting.

•
Beneficial owners: If you are a stockholder who holds shares indirectly through a brokerage firm, bank, nominee or other institution, you may be required to present evidence of your beneficial ownership of shares. For this purpose, a letter or account statement from the applicable brokerage firm, bank, nominee or other institution confirming such ownership will be acceptable. Please note that you will not be able to vote your shares at the meeting without a legal proxy, as described in the response to question 17.

•
Authorized named representatives: If you are a stockholder as of the record date and intend to appoint an authorized named representative to attend the meeting on your behalf, including if you are a corporation, partnership, limited liability company or other entity, you must notify the Company of your intent by regular mail to the Company's Secretary, by e-mail to secretary@5sqc.com or by fax to (617) 796-8385.

Please include the following information when submitting your request:

(1)
Your name and complete mailing address;

(2)
Proof that you owned shares of the Company as of July 14, 2014 (such as a copy of the portion of your voting instruction form showing your name and address, a bank or brokerage firm account statement or a letter from the bank, broker or other nominee holding your shares); and

(3)
A signed authorization appointing such individual to be your authorized named representative at the meeting, which includes the name, address, telephone number and e-mail address of the authorized named representative.

Upon receipt of proper documentation, you and your named representative will receive confirmation that your named representative has been authorized to attend the meeting. To gain admission to the meeting, the photo ID presented must match the documentation provided in item (3) above. The Company reserves the right to limit the number of representatives who may attend the meeting.

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If you have questions regarding these admission procedures, please call Investor Relations at (617) 796-8245.

17. How can I vote at the meeting if I am a beneficial owner?

If you are a beneficial owner and want to vote your shares at the Annual Meeting of Stockholders, you will need to ask your bank, broker or other nominee to furnish you with a legal proxy. You will also need to follow the procedures described in the response to question 16 and then bring the legal proxy with you to the meeting and hand it in with a signed ballot that will be provided to you at the meeting. You will not be able to vote your shares at the meeting without a legal proxy. If you do not have a legal proxy, you can still attend the meeting by following the procedures described in the response to question 16. However, you will not be able to vote your shares at the meeting. Accordingly, the Company encourages you to vote your shares in advance, even if you intend to attend the meeting.

Please note that if you request a legal proxy, any previously executed proxy will be revoked, and your vote will not be counted unless you appear at the meeting and vote in person or legally appoint another proxy to vote on your behalf.

Company Documents, Communications and Stockholder Proposals

18. How can I view or request copies of the Company's documents and SEC filings?

The Company's website contains the Company's Governance Guidelines, Board Committee Charters, the Code of Business Conduct and Ethics and the Company's SEC filings. To view these documents, go to www.fivestarseniorliving.com, click on "Investor Relations" and click on "Governance". To view the Company's SEC filings and Forms 3, 4 and 5 filed by the Company's Directors and executive officers, go to www.fivestarseniorliving.com, click on "Investor Relations" and click on "SEC Filings".

The Company will promptly deliver free of charge, upon request, a copy of the Governance Guidelines, the Board Committee Charters or the Code of Business Conduct and Ethics to any stockholder requesting a copy. Requests should be directed to the Company's Secretary at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458.

The Company will promptly deliver free of charge, upon request, a copy of the Annual Report to any stockholder requesting a copy. Requests should be directed to the Company's Investor Relations Department at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458.

19. How can I communicate with the Company's Directors?

Any stockholder or other interested person who desires to communicate with the Company's Independent Directors or any Directors, individually or as a group, may do so by filling out a report at the Company's website, www.fivestarseniorliving.com, by calling the Company's toll-free confidential message system at (866) 230-1286 or by writing to the party for whom the communication is intended, c/o Director of Internal Audit, Five Star Quality Care, Inc., Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458. The Company's Director of Internal Audit will then deliver any communication to the appropriate party or parties.

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20. How do I submit a proposal for action at the 2015 Annual Meeting of Stockholders?

A proposal for action to be presented by any stockholder at the Company's 2015 Annual Meeting of Stockholders will be acted upon only:

•
if the proposal is to be included in the proxy statement pursuant to Rule 14a-8 under the Exchange Act, the proposal is received at the Company's principal executive offices by January 9, 2015; or

•
if the proposal is not to be included in the proxy statement, the proposal must be made in accordance with the procedures and requirements set forth in the Company's Bylaws and must be received by the Company by December 12, 2014 and not earlier than November 12, 2014.

Proposals should be sent to the Company's Secretary at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458.

For additional information regarding how to submit a stockholder proposal, see page 32 of this proxy statement.

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ELECTION OF DIRECTORS (ITEM 1)

The Board is elected by the stockholders to oversee the Company's business. The Board serves as the final decision making body of the Company, except for those matters reserved to or shared with the stockholders. The Board selects and oversees the Company's officers, who are charged by the Board with conducting the day to day business of the Company.

Election Process

The Company's Articles of Amendment and Restatement (the "Charter") provide that the number of Directors shall be determined by the Board. Currently, the number of the Company's Directors is fixed at five. The Company's Charter also provides that the Board shall be divided into three groups, with Directors in each group serving three-year terms.

A plurality of all the votes cast is required to elect a Director at the 2014 Annual Meeting of Stockholders.

Director Nominations

The Nominating and Governance Committee is responsible for identifying and evaluating nominees for Director and for recommending to the Board nominees for election at each Annual Meeting of Stockholders. Nominees may be suggested to the Nominating and Governance Committee by Directors, the Company's officers, stockholders or, in some cases, by a third party firm engaged for the purpose of identifying qualified nominees.

Stockholder Recommendations for Nominees. Stockholders who would like the Nominating and Governance Committee to consider their recommendations for nominees for the position of Director should submit their recommendations in writing by mail to the Chair of the Nominating and Governance Committee and the Company's Secretary at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458, or by e-mail at secretary@5sqc.com. A stockholder's recommendation should contain or be accompanied by the information and documents required by the Company's Bylaws and other information that the recommending stockholder believes to be relevant or helpful to the Nominating and Governance Committee's deliberations. The Nominating and Governance Committee may request additional information about the stockholder recommended nominee or about the stockholder recommending the nominee. Recommendations by stockholders that are made in accordance with these procedures will be considered by the Nominating and Governance Committee in its discretion using the same criteria as other candidates considered by it.

Stockholder Nominations for Directors.    The Company's Bylaws also provide that stockholders of the Company may nominate a person for election to the Board. For more information on how stockholders can nominate Directors for election to the Board, see "Stockholder Nominations and Other Proposals" on page 32.

Director Qualifications

Directors are responsible for overseeing the Company's business. This responsibility requires highly-skilled individuals with various qualities, attributes and professional experience. The Board believes that there are general requirements that are applicable to all Directors, qualifications applicable to Independent Directors and Managing Directors and other skills and experience that should be represented on the Board as a whole, but not necessarily by each Director. The Board consists of Independent Directors and Managing Directors. Independent Directors are not employees of the Company or RMR, are not involved in the Company's day to day activities and are persons who qualify as independent under the applicable rules of the NYSE and the SEC. Managing Directors have been employees of the Company or RMR or involved in the Company's day to day activities for at least one year prior to their election. The Board and

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the Nominating and Governance Committee consider the qualifications of Directors and Director candidates individually and in the broader context of the Board's overall composition and the Company's current and future needs.

Qualifications for All Directors

In its assessment of each potential candidate, including those recommended by stockholders, the Nominating and Governance Committee considers the potential nominee's integrity, experience, achievements, judgment, intelligence, competence, personal character, likelihood that a candidate will be able to serve on the Board for an extended period and other matters that the Nominating and Governance Committee deems appropriate. The Nominating and Governance Committee also takes into account the ability of a potential nominee to devote the time and effort necessary to fulfill his or her responsibilities to the Company.

The Board and Nominating and Governance Committee require that each Director be a recognized person of high integrity with a proven record of success in his or her field. Each Director must demonstrate the ability to make independent analytical inquiries, familiarity with and respect for corporate governance requirements and practices and a commitment to serving the Company's long-term best interests. In addition, the Nominating and Governance Committee may conduct interviews of potential Director candidates to assess intangible qualities, including the individual's ability to ask difficult questions and, simultaneously, to work collegially. The Board does not have a specific diversity policy in connection with the selection of nominees for Director, but due consideration is given to the Board's overall balance of diversity, including professional background, experience, perspective, gender and ethnicity.

In addition, the Company's Bylaws require that director candidates submit any additional information required in connection with the Company's regulation by state healthcare regulatory authorities.

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Specific Qualifications, Attributes, Skills and Experience to be Represented on the Board

The Board has identified particular qualifications, attributes, skills and experience that are important to be represented on the Board as a whole, in light of the Company's long-term interests. The following table summarizes certain key characteristics of the Company's business and the associated qualifications, attributes, skills and experience that the Board believes should be represented on the Board.

Business Characteristics	Qualifications, Attributes, Skills and Experience

The Company's business requires knowledge of the healthcare and senior living industries and related factors impacting those industries.	• Understanding of, and work experience in, the healthcare and senior living industries • Familiarity with service-based industries

The Board must constantly evaluate the Company's strategic direction in light of current healthcare policy, trends and expected regulatory changes.

•

Experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing

•

Commitment to serve on the Board over a period of years in order to develop knowledge about the Company's operations

•

Understanding of healthcare policy, trends and regulations and their impact on the Company's business and strategic plans

The Board's responsibilities include understanding the various risks facing the Company and ensuring that appropriate policies and procedures are in place to effectively manage risk.	• Risk oversight/management expertise • Service on other public company boards and committees • Operating business experience

The Company's business involves complex financial and real estate transactions.

•

High level of financial literacy

•

Knowledge of commercial real estate industry

•

Familiarity with healthcare regulation trends and activity

•

Management/leadership experience

•

Knowledge of the Company's historical business activities

•

Familiarity with the public capital markets

•

Work experience

The Board meets frequently and, at times, on short notice to consider time-sensitive issues.	• Sufficient time and availability to devote to Board and committee matters • Practical wisdom and mature judgment • Flexibility

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2014 Nominees for Director

The following table sets forth the names of the Director nominees and those Directors who will continue to serve after the 2014 Annual Meeting of Stockholders, as well as certain other information about the Directors:

Name	Position	Group	Current Term Expires

Barbara D. Gilmore*	Independent Director	I	2014
Barry M. Portnoy*	Managing Director	I	2014
Donna D. Fraiche	Independent Director	II	2015
Gerard M. Martin	Managing Director	II	2015
Bruce M. Gans, M.D.	Independent Director	III	2016

* 2014 Director nominee

Upon the recommendation of the Nominating and Governance Committee, the Board has nominated Ms. Barbara D. Gilmore for election as the Independent Director in Group I and Mr. Barry M. Portnoy for election as the Managing Director in Group I. Each of the Director nominees currently serves on the Board. If elected, each nominee would hold office until the Company's 2017 Annual Meeting of Stockholders.

The Board has no reason to believe that either Ms. Gilmore or Mr. Portnoy will be unable or unwilling to serve if elected. However, if either nominee should become unable or unwilling to serve, proxies may be voted for the election of a substitute nominee designated by the Board.

The Board believes that the combination of the various qualifications, attributes, skills and experiences of the Director nominees would contribute to an effective Board serving the Company's long-term best interests. The Board and the Nominating and Governance Committee believe that the Director nominees possess the necessary qualifications to provide effective oversight of the business and quality advice and counsel to the Company's management.

Included in each Director's and Director nominee's biography below is an assessment of the specific qualifications, attributes, skills and experience of such Director or Director nominee based on the qualifications described above.

Each Director nominee will be elected if he or she receives a plurality of the votes cast.

The Board of Directors recommends a vote FOR the election of both Director nominees.

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Directors and Executive Officers

The following are the ages and recent principal occupations, as of September 17, 2014, of the Company's Directors, including the Director nominees, and executive officers. The business address of the Directors, Director nominees and executive officers is c/o Five Star Quality Care, Inc., 400 Centre Street, Newton, Massachusetts 02458. Included in each Director's biography below is an assessment of such Director based on the qualifications, attributes, skills and experience the Board has determined are important to be represented on the Board. For a general discussion of the particular Director qualifications, attributes, skills and experience, and the process for selecting and nominating individuals for election to serve as a Director, please see "Election of Directors" on page 12.

Director Nominees

Barbara D. Gilmore

Independent Director since 2004

Group/Term: Group I with a term expiring at the 2014 Annual Meeting of Stockholders. If elected at the meeting, her term will expire at the 2017 Annual Meeting of Stockholders.

Age: 64

Board Committees: Audit (Chair); Compensation; Nominating and Governance; Quality of Care

Other Public Company Boards: TravelCenters of America LLC (since 2007); Government Properties Income Trust (since 2009)

Ms. Gilmore has served as a professional law clerk at the United States Bankruptcy Court, Central Division of the District of Massachusetts, since 2001. Ms. Gilmore was a partner of the law firm of Sullivan & Worcester LLP from 1993 to 2000, during which time she was appointed and served as trustee or examiner in various cases involving business finance matters. Ms. Gilmore is also a registered nurse and practiced and taught nursing for several years before attending law school and her practice at Sullivan & Worcester LLP included representation of businesses in the healthcare sector.

Specific Qualifications, Attributes, Skills and Experience:

•

experience in and knowledge of the healthcare industry;

•

professional skills and experience in legal, business finance and healthcare regulatory matters, and nursing;

•

work on public company boards and board committees;

•

institutional knowledge gained through service on the Board for ten years; and

•

qualifying as an Independent Director in accordance with the requirements of the NYSE and the SEC, and the Company's Bylaws.

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Barry M. Portnoy

Managing Director since 2001

Group/Term: Group I with a term expiring at the 2014 Annual Meeting of Stockholders. If elected at the meeting, his term will expire at the 2017 Annual Meeting of Stockholders.

Age: 69

Other Public Company Boards: Hospitality Properties Trust (since 1995); Senior Housing Properties Trust (since 1999); RMR Real Estate Income Fund (and its predecessor funds) (since 2002); TravelCenters of America LLC (since 2006); Government Properties Income Trust (since 2009); Select Income REIT (since 2011); Equity Commonwealth (formerly CommonWealth REIT) (1986-2014)

Mr. Portnoy is an owner of RMR and of RMR Advisors, Inc. ("RMR Advisors"), an SEC registered investment advisor. Mr. Portnoy has been an owner and a Director of RMR (and its predecessor) since its founding in 1986, a full time employee of RMR since 1997, the Chairman of RMR since 1998 and a Director and Vice President of RMR Advisors since 2002. Mr. Portnoy was an Interested Trustee of RMR Funds Series Trust from shortly after its formation in 2007 until its dissolution in 2009 (RMR Funds Series Trust, together with RMR Real Estate Income Fund and its predecessor funds, are collectively referred to herein as the "RMR Funds"). Mr. Portnoy practiced law for many years as a partner in, and chairman of, a law firm until 1997.

In evaluating Mr. Portnoy's renomination to the Board, the Nominating and Governance Committee considered Mr. Portnoy's service on six other public company boards. Because Mr. Portnoy is Chairman of RMR and, therefore, engaged full time in the business of the companies that RMR manages and because Mr. Portnoy is a tireless executive who is always available, the Nominating and Governance Committee determined that Mr. Portnoy had adequate time and capacity to meet the time commitments required to be an effective Director and determined that Mr. Portnoy's ability to serve to the full extent required by today's demanding governance environment was not compromised. Accordingly, the Nominating and Governance Committee determined that "overboarding" was not problematic with respect to Mr. Portnoy.

Specific Qualifications, Attributes, Skills and Experience:

•

demonstrated leadership capability;

•

extensive experience in and knowledge of the senior living industry and commercial real estate;

•

leadership position with RMR;

•

extensive public company director service;

•

professional skills and expertise in, among other things, finance, legal and regulatory matters;

•

institutional knowledge gained through prior service on the Board and in key leadership positions with RMR; and

•

qualifying as a Managing Director in accordance with the requirements of the Company's Bylaws.

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Directors

Donna D. Fraiche

Independent Director since 2010

Group/Term: Group II with a term expiring at the 2015 Annual Meeting of Stockholders

Age: 62

Board Committees: Audit; Compensation; Nominating and Governance (Chair)

Other Public Company Boards: Select Income REIT (since 2012)

Ms. Fraiche is a shareholder in, and serves as chair of the nominating and governance committee of, Baker, Donelson, Bearman, Caldwell & Berkowitz, PC and has practiced law in the Health Law and Public Policy departments of that firm since 2004. Previously, Ms. Fraiche practiced law with the firm now known as Locke Lord LLP in New Orleans. Ms. Fraiche is Chair of the Louisiana Health Care Commission and has previously served as President of the organization now known as the American Health Lawyers Association, Chair of the Long Term Community Planning Task Force and Health Care Committee of the Louisiana Recovery Authority, delegate of the Louisiana Recovery Authority to the Louisiana Health Care Redesign Collaborative, Chair of the Louisiana Office of State Planning Task Force and Chair of the Board of Trustees of Loyola University, among numerous other business and civic responsibilities. Ms. Fraiche has testified before Congressional and Senate committees on the structure of the hospital industry and the Gulf Coast's reconstruction efforts after hurricanes Katrina and Rita. Ms. Fraiche has also served on the adjunct faculty of Tulane University's School of Public Health and Administration and as a preceptor for its residency program in health management systems and has been widely published on the topics of healthcare and the Gulf Coast's reconstruction efforts. Ms. Fraiche also serves as Honorary Consul General for Japan in New Orleans.

Specific Qualifications, Attributes, Skills and Experience:

•

extensive experience in and knowledge of the healthcare industry;

•

professional legal skills;

•

many leadership roles and experiences, including her service in numerous public policy and civic leadership roles;

•

institutional knowledge gained through service on the Board for four years; and

•

qualifying as an Independent Director in accordance with the requirements of the NYSE and the SEC, and the Company's Bylaws.

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Gerard M. Martin

Managing Director since 2001

Group/Term: Group II with a term expiring at the 2015 Annual Meeting of Stockholders

Age: 79

Board Committees: Quality of Care

Mr. Martin was the founder and Chairman of Greenery Rehabilitation Group,  Inc., a company in the business of owning and operating nursing homes and health rehabilitation facilities, which was publicly owned and first listed on Nasdaq and then the NYSE between 1985 and 1993. Mr. Martin is the owner and Treasurer of North Atlantic Medical Services, Inc., a private company in the business of providing diagnostic cardiac, respiratory and oxygen services, equipment and products for the care of patients in their homes or medical facilities. Mr. Martin has also been a Director and Vice President of RMR Advisors since 2002 and a Director of RMR and its predecessors since 1986. Mr. Martin was also an Interested Trustee of the RMR Funds from shortly after their formation (the earliest of which was in 2002) until 2009.

Specific Qualifications, Attributes, Skills and Experience:

•

extensive experience in and knowledge of the healthcare industry;

•

experience as an operator of nursing facilities;

•

extensive public company director service;

•

institutional knowledge gained through prior service on the Board for thirteen years and in key leadership positions with RMR; and

•

qualifying as a Managing Director in accordance with the requirements of the Company's Bylaws.

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Bruce M. Gans, M.D.

Independent Director since 2001

Group/Term: Group III with a term expiring at the 2016 Annual Meeting of Stockholders

Age: 67

Board Committees: Audit; Compensation (Chair); Nominating and Governance; Quality of Care (Chair)

Other Public Company Boards: Hospitality Properties Trust (since 2009)

Dr. Gans has been Executive Vice President and Chief Medical Officer at the Kessler Institute for Rehabilitation since 2001. He is also a Professor of Physical Medicine and Rehabilitation at Rutgers University—New Jersey Medical School. Previously, Dr. Gans served as President and Chief Executive Officer of the Rehabilitation Institute of Michigan. In Dr. Gans's extensive academic career, he has served as professor of physical medicine and rehabilitation at a number of universities, in addition to his current position at Rutgers University—New Jersey Medical School. Dr. Gans is editor of a standard medical textbook on physical medicine and rehabilitation, which is now in its fifth edition, and he has written or co-authored more than forty articles in peer-reviewed publications and twenty-eight abstracts and has served on editorial boards for many medical journals, including serving currently as Associate Editor of the American Journal of Physical Medicine and Rehabilitation. Dr. Gans has testified before the Senate Committee on Veterans' Affairs and has been called on to serve on technical expert panels and to advise the Medicare Payment Advisory Commission, the independent congressional agency established in 1997 to advise the U.S. Congress on issues affecting the Medicare program. Dr. Gans has also served as President of the American Academy of Physical Medicine and Rehabilitation, a medical society with more than 7,500 members, and as a leader in numerous other professional organizations.

Specific Qualifications, Attributes, Skills and Experience:

•

demonstrated leadership capability, including through his service in many healthcare management, professional, academic and civic leadership positions;

•

business experience as the chief executive of a large medical organization;

•

extensive experience in and knowledge of the healthcare industry and healthcare public policy matters;

•

work on public company boards and board committees;

•

many academic and professional achievements;

•

institutional knowledge gained through service on the Board for thirteen years; and

•

qualifying as an Independent Director in accordance with the requirements of the NYSE and the SEC, and the Company's Bylaws.

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Executive Officers

Bruce J. Mackey Jr.

President and Chief Executive Officer since 2008

Age: 44

Mr. Mackey has been an Executive Vice President of RMR since 2011, a Senior Vice President of RMR from 2006 to 2011 and was Vice President of RMR from 2001 to 2006. Prior to 2001, he served in various capacities for RMR and its affiliates. Mr. Mackey is a certified public accountant. From 2001 until 2008, Mr. Mackey was the Company's Treasurer and Chief Financial Officer.

Paul V. Hoagland

Treasurer and Chief Financial Officer since 2010

Age: 62

Mr. Hoagland has been a Senior Vice President of RMR since 2010. Mr. Hoagland was the Company's Vice President—Finance from 2009 to 2010. Prior to that time, he served as Executive Vice President of Administration, Chief Financial Officer and Treasurer of Friendly's Corporation from 2003 until 2008.

R. Scott Herzig

Senior Vice President and Chief Operating Officer since 2012

Age: 45

Mr. Herzig served as the Company's Divisional Vice President of the Company's Western Division from 2007 to 2012, and prior to that served as one of the Company's regional directors of operations from 2000 to 2007.

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Katherine E. Potter

Vice President, General Counsel and Assistant Secretary since 2012

Age: 38

Ms. Potter has practiced law for over ten years, with a focus on corporate, securities, mergers and acquisitions, corporate governance and other transactional matters. Ms. Potter was an associate at the law firm of Sullivan & Worcester LLP from 2005 to 2011, and was an attorney at the law firm of Burns & Levinson LLP from 2011 to 2012.

There are no family relationships among any of the Company's Directors or executive officers. The Company's executive officers serve at the discretion of the Board.

RMR is a privately owned company that provides management services to public and private companies, including the Company, Government Properties Income Trust, Hospitality Properties Trust, Select Income REIT, Senior Housing Properties Trust and TravelCenters of America LLC. Government Properties Income Trust is a publicly traded REIT that primarily invests in properties that are majority leased to government tenants. Hospitality Properties Trust is a publicly traded REIT that primarily owns hotels and travel centers. Select Income REIT is a publicly traded REIT that primarily owns net leased, single tenant office and industrial properties and leased lands in Hawaii. Senior Housing Properties Trust is a publicly traded REIT that primarily owns senior living properties and medical office buildings. TravelCenters of America LLC is a publicly traded real estate based operating company in the travel center and convenience store businesses. RMR Advisors, an affiliate of RMR, is an SEC registered investment adviser to the RMR Funds, which are or were investment companies registered under the Investment Company Act of 1940, as amended. Because certain of the Company's officers and Directors also serve as officers, directors or trustees of RMR and of the foregoing entities, RMR and these entities may be considered to be affiliates of the Company. RMR also provides management services to Equity CommonWealth, a publicly traded REIT that primarily owns office buildings; however, none of the principals or officers of RMR serve as officers, directors or trustees of Equity CommonWealth, and the Company does not consider Equity CommonWealth to be its affiliate.

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DIRECTOR COMPENSATION

The Compensation Committee is responsible for reviewing and determining the Common Share grants awarded to Directors and making recommendations to the Board regarding cash compensation paid to Directors for Board, committee and committee chair services. Under the Compensation Committee Charter, the committee is authorized to engage consultants or advisors in connection with its review and analysis of Director compensation, though it did not engage any consultants or advisors in 2013 with respect to Director compensation. Managing Directors do not receive cash compensation for their services as Directors but do receive Common Share grants. The number of Common Shares granted to each Managing Director is the same as the number granted to each Independent Director.

All Directors receive compensation in Common Shares to further align the interests of Directors with those of the Company's stockholders. In determining the amount and composition of each Director's compensation, the Compensation Committee takes various factors into consideration, including, but not limited to, the responsibilities of Directors generally, as well as for service on committees and as committee chairs, and the forms of compensation paid to directors or trustees by comparable companies, including the compensation of directors and trustees of other companies managed by RMR. The Board reviews the Compensation Committee's recommendations regarding Director cash compensation and determines the amount of such compensation.

2013 Annual Compensation

After giving effect to the changes approved by the Board on May 16, 2013, each Independent Director receives an annual fee of $35,000 for services as a Director, plus a fee of $1,000 for each meeting attended (prior to such date the meeting fee was $750). Up to two $1,000 fees (or, if prior to May 16, 2013, two $750 fees) are paid to each Independent Director if a Board meeting and one or more Board committee meetings are held on the same date. In addition, each Director received a grant of 7,500 Common Shares in 2013.

Each Independent Director who served as a committee chair of the Company's Audit, Compensation, Nominating and Governance and Quality of Care Committees received an additional annual fee of $17,500, $7,500, $7,500 and $17,500, respectively. Directors are reimbursed for out of pocket costs they incur from attending continuing education programs and for travel expenses incurred in connection with their service as Directors.

The following table details the total compensation of the Company's Directors for the year ended December 31, 2013.

Name	Fees Earned or Paid in Cash ($)**	Stock Awards ($)***	All Other Compensation ($)	Total ($)

Donna D. Fraiche	$62,750	$36,450	$—	$99,200
Bruce M. Gans, M.D.	83,750	36,450	—	120,200
Barbara D. Gilmore	76,250	36,450	—	112,700
Gerard M. Martin*	—	36,450	—	36,450
Barry M. Portnoy*	—	36,450	—	36,450

*
Managing Directors do not receive cash compensation for their services as Directors.

**
The amounts reported in the Fees Earned or Paid in Cash column reflect the cash fees earned by each Independent Director. In addition to the $35,000 annual cash fee, each of Ms. Fraiche, Dr. Gans and Ms. Gilmore earned an additional $7,500, $25,000 and $17,500, respectively, for service as a committee chair in 2013. Ms. Fraiche, Dr. Gans and Ms. Gilmore earned an additional $20,250, $23,750 and $23,750, respectively, in fees for meetings attended in 2013.

***
Equals the number of shares multiplied by the closing price of the Common Shares on the grant date. This is also the compensation cost for the award recognized by the Company for financial reporting purposes pursuant to ASC 718. No assumptions are used in this calculation. All share grants to Directors vest at the time of grant.

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CORPORATE GOVERNANCE

The Company is committed to good corporate governance, which promotes the long-term interests of stockholders, strengthens Board and management accountability and helps build public trust in the Company. The Board has established Governance Guidelines which provide a framework for the effective governance of the Company. The guidelines address matters such as general qualification standards for the Board, Director responsibilities, Board meetings and committees, Director compensation, evaluation of management and management succession. The Board regularly reviews developments in corporate governance and updates the Company's Governance Guidelines and other governance materials as it deems necessary and appropriate.

The governance section of the Company's website makes available the Company's corporate governance materials, including the Governance Guidelines, the charter for each Board committee, the Company's Code of Business Conduct and Ethics and information about how to report matters directly to management, the Board or the Audit Committee. To access these documents on the Company's website, www.fivestarseniorliving.com, click on "Investor Relations" and then "Governance". In addition, instructions on how to obtain copies of the Company's corporate governance materials are included in the response to question 18 in the "Questions and Answers" section on page 10.

Board Leadership Structure

The Board is comprised of both Independent Directors and Managing Directors, with a majority being Independent Directors. Importantly, all Directors play an active role in overseeing the Company's business both at the Board and committee levels. As set forth in the Company's Governance Guidelines, the core responsibility of the Directors is to exercise sound, informed and independent business judgment in overseeing and controlling the Company and its strategic direction. The Directors are skilled and experienced leaders and currently serve or have served as members of senior management in public, private for-profit and nonprofit organizations and law firms, and have also served as government officials and in academia. The Directors have been called upon to provide solutions to various complex issues and are expected to, and do, ask hard questions of the Company's officers and advisors. This is one of the many ways the Directors oversee the business and provide advice and counsel to the Company's management.

The Company does not have a Chairman of the Board or a lead Independent Director. The Company's President and Chief Executive Officer, Treasurer and Chief Financial Officer, Senior Vice President and Chief Operating Officer and Vice President and General Counsel are not members of the Board, but they regularly attend Board and Board committee meetings, as does the Company's Director of Internal Audit. Other officers of the Company may also attend Board and Board committee meetings as, on occasion, may officers of RMR, in each case at the invitation of the Board. The Company's President and Chief Executive Officer, any Managing Director or any two Independent Directors may call a special meeting. The Company's Managing Directors, in consultation with the Company's President and Chief Executive Officer, Treasurer and Chief Financial Officer, Senior Vice President and Chief Operating Officer and Director of Internal Audit, set the agenda for Board meetings. Any Independent Director may place an item on an agenda by providing notice to a Managing Director or one of the Company's executive officers. Discussions at Board meetings are led by the Managing Director or Independent Director who is most knowledgeable on a subject. The Board is small, which facilitates informal discussions and communication from management to the Board and among Directors.

Pursuant to the Company's Governance Guidelines, the Company's Independent Directors meet at least once each year without management. The presiding Director at these meetings is the Chair of the Audit Committee, unless the Independent Directors in attendance select another Independent Director to preside. The Company's Independent Directors also meet to consider Company business without the attendance of the Managing Directors or officers, and they meet separately with the Company's officers, with the Company's Director of Internal Audit and with the Company's independent auditors. In such

      2014 Proxy Statement    24

meetings of the Company's Independent Directors, the Chair of the Audit Committee presides unless the Independent Directors determine otherwise.

In 2013, the Board held eight meetings. In 2013, each Director attended 75% or more of the aggregate of all meetings of the Board and the committees on which he or she served. All of the Directors attended last year's Annual Meeting of Stockholders. The Company's policy with respect to Board members' attendance at the Annual Meetings of Stockholders can be found in the Company's Governance Guidelines, the full text of which appears at the Company's website, www.fivestarseniorliving.com.

Independence of Directors

Under the corporate governance listing standards of the NYSE, the Board must consist of a majority of independent directors. Under NYSE corporate governance listing standards, to be considered independent:

•
the director must not have a disqualifying relationship, as defined in these NYSE standards; and

•
the Board must affirmatively determine that the director otherwise has no material relationship with the Company directly, or as an officer, stockholder or partner of an organization that has a relationship with the Company. To aid in the director independence assessment process, the Board has adopted written Governance Guidelines as described below.

The Company's Bylaws also require that a majority of the Board be Independent Directors. Under the Company's Bylaws, Independent Directors are not employees of the Company or RMR, are not involved in the Company's day to day activities and are persons who qualify as independent under the applicable rules of the NYSE and SEC.

The Board regularly, and at least annually, affirmatively determines whether Directors have a direct or indirect material relationship with the Company, including the Company's subsidiaries, other than serving as the Company's Directors. In making independence determinations, the Board observes NYSE and SEC criteria, as well as the requirements of the Company's Bylaws. When assessing a Director's relationship with the Company, the Board considers all relevant facts and circumstances, not merely from the Director's standpoint, but also from that of the persons or organizations with which the Director has an affiliation. As a result of its annual review, the Board has determined that Donna D. Fraiche, Bruce M. Gans, M.D. and Barbara D. Gilmore currently qualify as independent directors under applicable NYSE rules and SEC criteria and are Independent Directors under the Company's Bylaws. In making these determinations, the Board reviewed and discussed additional information provided by the Directors and the Company with regard to each of the Independent Directors' relationships with RMR and the companies to which RMR and its affiliates provide management and advisory services. The Board has concluded that none of these three Directors possessed or currently possesses any relationship that could impair his or her judgment in connection with his or her duties and responsibilities as an Independent Director or that could otherwise be a direct or indirect material relationship under applicable NYSE standards.

Board Committees

The Board has an Audit Committee, Compensation Committee, Nominating and Governance Committee and Quality of Care Committee. Each committee has adopted a written charter, which is available on the Company's website, www.fivestarseniorliving.com, by clicking on "Investor Relations" and then "Governance." Stockholders may also request copies free of charge by writing to the Company's Secretary, Five Star Quality Care, Inc., Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458.

The Audit, Compensation and Nominating and Governance Committees are comprised solely of Independent Directors and an Independent Director serves as Chair of each committee. The Quality of

      2014 Proxy Statement    25

Care Committee is comprised of two Independent Directors and a Managing Director and an Independent Director serves as Chair. The Chairs of the Audit, Compensation, Nominating and Governance and Quality of Care Committees set the agendas for their respective committee meetings but committee members, the Company's Managing Directors or members of management may suggest agenda items to be considered by these committees. Additionally, the charter of each of the standing committees provides that the committee may form and delegate authority to subcommittees of one or more members when appropriate. Subcommittees are subject to the provisions of the applicable committee's charter. Additional information about the committees is provided below.

Audit Committee

Barbara D. Gilmore* Committee Chair

"The Audit Committee is committed to maintaining the integrity of the Company's financial reporting; monitoring and controlling the Company's financial risk exposure; selecting, assessing the independence and performance of, and working productively with, the Company's independent auditors; overseeing and collaborating with the Company's internal audit function; and monitoring the Company's legal and regulatory compliance."

Additional Committee Members: Donna D. Fraiche, Bruce M. Gans, M.D.
Meetings Held in 2013: 13

Primary Responsibilities:
The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. The primary function of the Audit Committee is to assist the Board in fulfilling its responsibilities for oversight of: (i) the integrity of the Company's financial statements; (ii) the Company's accounting and financial reporting processes; (iii) compliance with legal and regulatory requirements; (iv) the Company's independent auditors' qualifications and independence; and (v) the performance of the Company's internal audit function and independent auditors. Under its charter, the Audit Committee has the final authority and responsibility to select the Company's independent auditors and to appoint the Company's Director of Internal Audit.

Independence:
Each member of the Audit Committee meets the independence requirements of the NYSE, the Exchange Act and the Company's Governance Guidelines. Each member of the Audit Committee is financially literate, knowledgeable and qualified to review financial statements. The Board has determined that Ms. Gilmore is the Audit Committee's "financial expert" and is independent as defined by the rules of the SEC and the NYSE. The Board's determination that Ms. Gilmore is the Audit Committee's financial expert was based upon her experience as: (i) a member of the Company's Audit Committee and the audit committees of other publicly owned companies; (ii) a professional bankruptcy court law clerk; and (iii) a trustee or examiner in various bankruptcy cases involving business finance matters.

* Ms. Gilmore was appointed Committee Chair in 2010.

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 Compensation Committee

Bruce M. Gans, M.D.* Committee Chair

"The Compensation Committee strives to align the Company's compensation practices with the interests of the Company's stockholders."

Additional Committee Members: Donna D. Fraiche, Barbara D. Gilmore
Meetings Held in 2013: 5

Primary Responsibilities:
The Compensation Committee's primary responsibilities include: (i) evaluating the performance of the Company's Chief Executive Officer and determining the compensation payable to him; (ii) evaluating the performance of the Company's other officers, including the Company's Chief Financial Officer, who are also officers of RMR and determining their compensation; (iii) recommending to the Board the cash compensation paid by the Company to the Company's executive officers other than the Company's Chief Executive Officer and Chief Financial Officer and other officers of the Company who are also officers of RMR; (iv) evaluating the performance of the Company's Director of Internal Audit and determining the compensation payable to him, including determining the Company's allocated costs of such compensation as contemplated by the Company's business management agreement; (v) administering and making grants under the Company's equity compensation plan; (vi) reviewing the terms of RMR's business management agreement with the Company, evaluating the performance of RMR under that agreement, approving the fees and certain other costs that the Company is required to pay under that agreement; (vii) evaluating whether the Company's executive compensation programs encourage appropriate levels of risk taking by the Company's executives; and (viii) reviewing and considering the incentives and risks associated with the Company's compensation policies and practices.

Independence:
Each member of the Compensation Committee meets the independence requirements of the NYSE.

* Dr. Gans was appointed Committee Chair in 2010.

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 Nominating and Governance Committee

Donna D. Fraiche* Committee Chair

"The Nominating and Governance Committee endeavors to assist the Board in its commitment to selecting the most qualified Directors and implementing effective corporate governance to protect the long-term interests of the Company and its stockholders."

Additional Committee Members: Bruce M. Gans, M.D., Barbara D. Gilmore
Meetings Held in 2013: 0

Primary Responsibilities:
The responsibilities of the Nominating and Governance Committee include: (i) identifying individuals qualified to become members of the Board and recommending to the Board the nominees for Director for each Annual Meeting of Stockholders or when Board vacancies occur; (ii) reviewing the qualifications of, and recommending to the Board, persons to serve as executive officers of the Company whenever vacancies occur; (iii) reviewing and assessing the Board's leadership structure; (iv) developing and recommending to the Board governance guidelines; and (v) evaluating the performance of the Board.

Independence:
Each member of the Nominating and Governance Committee meets the independence requirements of the NYSE.

* Ms. Fraiche was appointed Committee Chair in 2010.

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 Quality of Care Committee

Bruce M. Gans, M.D.* Committee Chair

"The Quality of Care Committee works to ensure the highest level of care and services for the Company's valued residents."

Additional Committee Members: Barbara D. Gilmore, Gerard M. Martin
Meetings Held in 2013: 4

Primary Responsibilities:
The primary function of the Quality of Care Committee is to review and monitor the quality of healthcare and senior living services the Company provides to its residents, patients and customers. The Quality of Care Committee also periodically makes recommendations to management to improve the quality of the Company's services and periodically reports to the Board regarding its activities.

* Dr. Gans was appointed Committee Chair in 2002.

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Board Oversight of Risk

The Board does not view risk in isolation. Risks are considered in virtually every business decision and as part of the Company's business strategy.

Oversight of Risk

•
The Board oversees risk management.

•
Board committees, which meet regularly and report back to the Board, play significant roles in carrying out the risk oversight function.

•
Management implements risk management and RMR and the Company's Director of Internal Audit help management evaluate and implement risk management.

The Board oversees risk as part of its general oversight of the Company, and oversight of risk is addressed as part of various Board and Board committee activities and through regular and special Board and Board committee meetings. The actual day to day business of the Company is conducted by management, and management implements risk management in its activities. RMR and the Company's Director of Internal Audit provide the Company advice and assistance with the Company's risk management function.

In discharging their oversight responsibilities, the Board and Board committees regularly review a wide range of reports provided to them by management, RMR and other service providers, including:

•
reports on market and industry conditions;

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operating and regulatory compliance reports;

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reports on the Company's clinical operations;

•
financial reports;

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reports on certain specific risk management activities;

•
regulatory and legislative updates that may impact the Company; and

•
legal proceedings updates and reports on other business related matters.

The Board and Board committees discuss these matters among themselves and with management, representatives of RMR, the Director of Internal Audit, counsel and the Company's independent auditors.

The Audit Committee, which meets at least quarterly and reports its findings to the Board, performs a lead role in helping the Board fulfill its responsibilities for oversight of the Company's financial reporting, internal audit function and the Company's compliance with legal and regulatory requirements. The Board and Audit Committee review periodic reports from the Company's independent auditors regarding potential risks, including risks related to the Company's internal controls over financial reporting. The Audit Committee also annually reviews, approves and oversees an internal audit plan developed by the Company's Director of Internal Audit with the goal of helping the Company systematically evaluate the effectiveness of its risk management, control and governance processes, periodically meets with the Company's Director of Internal Audit to review the results of the Company's internal audits, and directs or recommends to the Board actions or changes it determines appropriate to enhance or improve the effectiveness of the Company's risk management.

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The Quality of Care Committee reviews management reports on the Company's clinical operations and directs or recommends to management and the Board actions or changes it determines appropriate to improve the Company's clinical operations and to reduce risks arising from those operations.

The Compensation Committee also evaluates the performance of the Company's executive officers, Director of Internal Audit and RMR's performance under the Company's business management agreement, including any perceived risks created by compensation arrangements. The Compensation Committee and the Board believe that the use of share grants vesting over time mitigates the incentives for the Company's management to undertake undue risks and encourages management to make long-term, less risk prone decisions.

While a number of risk management functions are performed, it is not possible to identify all of the risks that may affect the Company or to develop processes and controls to eliminate all risks and their possible effects, and processes and controls employed to address risks may be limited in their effectiveness. Moreover, it is necessary for the Company to bear certain risks to achieve its objectives. As a result of the foregoing and other factors, the Company's ability to manage risk is subject to substantial limitations. To learn more about the risks facing the Company, you can review the factors included in Part I, "Item 1A. Risk Factors" and "Warning Concerning Forward Looking Statements" in the Annual Report. Also, additional risks and uncertainties not currently known or that currently may be deemed to be immaterial may materially adversely affect the Company's business, financial condition or results of operations in future periods.

Stockholder Engagement

The Board believes that accountability to stockholders is a mark of good governance and important to the Company's long-term success. To that end, the Board has dedicated resources to actively engage with stockholders on a variety of topics to ensure that the Company is addressing their questions and concerns, to seek input and to provide perspective on Company policies and practices.

In addition to this direct engagement, a number of mechanisms allow stockholders to effectively communicate a point of view to the Board, including:

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the advisory vote to approve executive compensation;

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the ability to direct communications to individual Directors or the entire Board; and

•
the ability to attend and voice opinions at the Annual Meeting of Stockholders.

Communication with the Board of Directors

The Board has established a process to facilitate communication by stockholders and other interested parties with Directors. Communications can be addressed to Directors in care of the Director of Internal Audit, Five Star Quality Care, Inc., Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458, or sent by filling out a report at the Company's website, www.fivestarseniorliving.com. In addition, stockholders and other interested parties may call the Company's toll-free confidential message system at (866) 230-1286.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics. The Company's stockholders, Directors, executive officers and persons involved in the Company's business can ask questions about the Company's Code and other ethics and compliance issues, or report potential violations as follows: by writing to the Director of Internal Audit at Five Star Quality Care, Inc., Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458; by calling toll-free (866) 230-1286; by

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e-mailing Internal.Audit@5sqc.com; or by filling out a report by visiting the Company's website, www.fivestarseniorliving.com, clicking "Investor Relations", clicking "Governance" and then clicking "Reporting Compliance & Governance Concerns".

Trading Policies

Pursuant to the Company's insider trading policy, Directors and executive officers are required to obtain pre-approval from at least two designated individuals before trading or agreeing to trade in any security, including derivative securities, of the Company. Additionally, the Company's insider trading policy prohibits (i) the Company's Directors and officers, (ii) the directors and officers of the Company's subsidiaries, (iii) RMR and its directors, officers and employees, (iv) contractors and agents of the Company and (v) contractors and agents of RMR, to the extent they are involved in RMR's services to the Company, from, directly or indirectly through family members or others, purchasing or selling the Company's Common Shares or other equity or debt securities while in possession of material, non-public information concerning the Company. In addition, this prohibition applies to trading in the securities of other publicly held companies to which RMR provides management services on the basis of material, non-public information learned in the course of performing duties for the Company.

Executive Compensation Policies

See the "Compensation Discussion and Analysis" beginning on page 48 for detailed discussion of the Company's executive compensation.

Stockholder Nominations and Other Proposals

Proposals Pursuant to Rule 14a-8:    Rule 14a-8 under the Exchange Act provides that if the date of the Company's 2015 Annual Meeting of Stockholders is changed by more than 30 days before or after the first anniversary of the date of the 2014 Annual Meeting of Stockholders, the deadline to submit a stockholder proposal pursuant to Rule 14a-8 for the 2015 Annual Meeting of Stockholders is "a reasonable time before the company begins to print and send its proxy materials" for such meeting. The Company currently expects to hold its 2015 Annual Meeting of Stockholders on or before May 29, 2015, which will be more than 30 days before the anniversary date of the 2014 Annual Meeting of Stockholders. Based on this expectation, the Company currently believes that (i) the deadline to submit a stockholder proposal pursuant to Rule 14a-8 in respect of the Company's 2015 Annual Meeting of Stockholders is "a reasonable time" before the Company begins to print and send its proxy materials for its 2015 Annual Meeting of Stockholders and (ii) such reasonable time will end at 5:00 p.m. on January 9, 2015. Under Rule 14a-8, the Company is not required to include stockholder proposals in its proxy materials unless conditions specified in the rule are met. Accordingly, the Company recommends that any stockholder seeking to make a Rule 14a-8 proposal at the 2015 Annual Meeting of Stockholders should ensure such proposal is received at the Company's principal executive offices on or before 5:00 p.m. on January 9, 2015. The Company has reached this position based on its review of Rule 14a-8 and the time periods specified therein for the Company to comply with its obligations thereunder, including the requirement in Rule 14a-8 that the Company provide a stockholder making a Rule 14a-8 proposal with the Company's opposition statement not less than 30 days before the Company files its definitive proxy materials with the SEC and the requirement in Rule 14a-8 that the Company file with the SEC its reasons for excluding a stockholder proposal at least 80 days before the Company files its definitive proxy materials with the SEC. The Company may seek to challenge any stockholder proposals received after 5:00 p.m. on January 9, 2015 as not received within a reasonable time before the Company begins to print and send its proxy materials for the 2015 Annual Meeting of Stockholders. The SEC may disagree with the Company's interpretation of the deadline under Rule 14a-8.

Director Nominations and Stockholder Proposals:    In order for a stockholder to propose a nominee for election to the Board or propose business outside of Rule 14a-8 under the Exchange Act at the 2015 Annual Meeting of Stockholders, the stockholder must comply with the advance notice and other

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requirements set forth in the Company's Bylaws, which include, among other things, requirements as to the stockholder's timely delivery of advance notice, continuous requisite ownership of Common Shares, holding of a share certificate for such shares at the time of the advance notice and submission of specified information.

Deadline to Submit Nominations and Proposals:    To be timely, stockholder nominations and proposals intended to be made outside of Rule 14a-8 under the Exchange Act at the 2015 Annual Meeting of Stockholders must be received by the Company's Secretary at the Company's principal executive offices, in accordance with the requirements of the Company's Bylaws, not later than 5:00 p.m. Eastern Time on December 12, 2014 and not earlier than November 12, 2014; provided, that, if the 2015 Annual Meeting of Stockholders is called for a date that is later than June 30, 2015, then a stockholder's notice must be so delivered not later than 5:00 p.m. Eastern Time on the tenth day following the earlier of the day on which (i) notice of the date of the 2015 Annual Meeting of Stockholders is mailed or otherwise made available or (ii) public announcement of the date of the 2015 Annual Meeting of Stockholders is first made by the Company.

The foregoing description of the requirements for a stockholder to propose a nomination for election to the Board at an annual meeting or other business for consideration at an annual meeting is only a summary and is not a complete listing of all requirements. Copies of the Company's Bylaws, including the requirements for stockholder nominations and other proposals, may be obtained by writing to the Company's Secretary at Five Star Quality Care, Inc., Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458, or from the SEC's website, www.sec.gov. Any stockholder considering making a nomination or other proposal should carefully review and comply with those provisions.

Related Person Transactions

A "related person transaction" is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which (i) the Company was, is or will be a participant, (ii) the amount involved exceeds $120,000 and (iii) any related person had, has or will have a direct or indirect material interest.

A "related person" means any person who is, or at any time during the applicable period was:

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  a Director, a nominee for Director or an executive officer of the Company;

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  known to the Company to be the beneficial owner of more than 5% of the outstanding Common Shares;

  •
  an immediate family member of any of the persons referenced in the preceding two bullets, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the Director, nominee for Director, executive officer or more than 5% beneficial owner of Common Shares, and any person (other than a tenant or employee) sharing the household of such Director, nominee for Director, executive officer or more than 5% beneficial owner of Common Shares; or

  •
  a firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

The Company has adopted written Governance Guidelines that describe the consideration and approval of any related person transactions. Under these Governance Guidelines, the Company may not enter into any transaction in which any Director or executive officer, any member of the immediate family of any Director or executive officer or any other related person, has or will have a direct or indirect material interest unless that transaction has been disclosed or made known to the Board and the Board reviews and approves or ratifies the transaction by the affirmative vote of a majority of the disinterested Directors, even if the disinterested Directors constitute less than a quorum. If there are no disinterested Directors,

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the transaction must be reviewed and approved or ratified by both (i) the affirmative vote of a majority of the Board and (ii) the affirmative vote of a majority of the Independent Directors. In determining whether to approve or ratify a transaction, the Board, or disinterested Directors or Independent Directors, as the case may be, also act in accordance with any applicable provisions of the Company's Charter, consider all of the relevant facts and circumstances and approve only those transactions that are fair and reasonable to the Company and the Company's stockholders. All related person transactions described below were reviewed and approved or ratified by a majority of the disinterested Directors or otherwise in accordance with the Company's policies and Charter, each as described above. In the case of any transaction with the Company in which any other employee of the Company who is subject to the Company's Code of Business Conduct and Ethics and who has a direct or indirect material interest in the transaction, the employee must seek approval from an executive officer who has no interest in the matter for which approval is being requested. Copies of the Company's Governance Guidelines and Code of Business Conduct and Ethics are available on the Company's website, www.fivestarseniorliving.com.

Certain Related Person Transactions

Senior Housing Properties Trust ("SNH"):    The Company was formerly a 100% owned subsidiary of SNH, SNH is the Company's largest landlord and the Company's largest stockholder and the Company manages senior living communities for SNH. In 2001, SNH distributed substantially all of the Company's then outstanding Common Shares to its shareholders. As of the date of this proxy statement, SNH owned 4,235,000 of the Company's Common Shares, or approximately 8.7% of the Common Shares outstanding. One of the Company's Managing Directors, Mr. Barry Portnoy, is a managing trustee of SNH. Mr. Barry Portnoy's son, Mr. Adam Portnoy, also serves as a managing trustee of SNH. In order to effect the Company's spin-off from SNH and to govern relations after the spin-off, the Company entered into agreements with SNH and others. The Company has entered into various leases with SNH and other agreements that include provisions that confirm and modify these undertakings. Among other matters, these agreements provide that:

  •
  so long as SNH remains a real estate investment trust ("REIT), the Company may not waive the share ownership restrictions in the Company's Charter on the ability of any person or group to acquire more than 9.8% of any class of the Company's equity shares without the consent of SNH;

  •
  so long as the Company is a tenant of, or manager for, SNH, the Company will not permit nor take any action that, in the reasonable judgment of SNH, might jeopardize the tax status of SNH as a REIT;

  •
  SNH has the option to cancel all of the Company's rights under the leases and management agreements the Company has with SNH upon the acquisition by a person or group of more than 9.8% of the Company's voting stock and upon other change in control events affecting the Company, as defined in those documents, including the adoption of any stockholder proposal (other than a precatory proposal) or the election to the Board of any individual if such proposal or individual was not approved, nominated or appointed, as the case may be, by vote of a majority of the Company's Directors in office immediately prior to the making of such proposal or the nomination or appointment of such individual; and

  •
  so long as the Company is a tenant of, or manager for, SNH or so long as the Company has a business management agreement with RMR, the Company will not acquire or finance any real estate of a type then owned or financed by SNH or any other company managed by RMR without first giving SNH or the other company managed by RMR, as applicable, the opportunity to acquire or finance that real estate.

As of the date of this proxy statement, the Company leased 184 senior living communities (including 7 that the Company has classified as discontinued operations) from SNH under four combination leases. Under the Company's leases with SNH, the Company pays SNH minimum rent plus percentage rent based on increases in gross revenues at certain properties. The Company's total minimum annual rent payable to SNH as of December 31, 2013 was $190.1 million, excluding percentage rent. The Company's

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total rent expense (which includes rent for all properties the Company leases from SNH, including properties the Company has classified as discontinued operations) under all of the Company's leases with SNH, net of lease inducement amortization, was $203.2 million for the year ended December 31, 2013. During the year ended December 31, 2013, pursuant to the terms of the Company's leases with SNH, the Company sold $27.2 million of improvements made to properties leased from SNH and, as a result, the Company's annual rent payable to SNH increased by approximately $2.2 million. As of December 31, 2013, the Company's property and equipment included $9.3 million for similar improvements the Company has made to properties it leases from SNH that the Company expected to request that SNH purchase from it for an increase in future rent.

In December 2013, pursuant to an asset purchase agreement (the "Purchase Agreement"), SNH sold the real estate associated with two rehabilitation hospitals and certain related assets to unrelated parties for a sales price of approximately $90.0 million, and the Company transferred the operations of those rehabilitation hospitals and of 13 in-patient and out-patient clinics affiliated with those hospitals, to separate unrelated third parties. Each rehabilitation hospital was previously leased to the Company by SNH under one of the Company's combination leases with SNH, Lease No. 2, and the affiliated clinics were leased to the Company by third parties. Pursuant to an amendment to Lease No. 2 that the Company entered into in September 2013 in connection with SNH's agreement to sell these rehabilitation hospitals and the Company's agreement to transfer its operations at those rehabilitation hospitals, Lease No. 2 terminated with respect to the rehabilitation hospitals and the annual rent paid to SNH by the Company under Lease No. 2 was reduced by $9.5 million upon the closing of the sale of the rehabilitation hospitals. The lease amendment also provides for an allocation of indemnification obligations under the Purchase Agreement between SNH and the Company.

The Company and SNH have agreed that SNH would offer for sale 10 senior living communities the Company leases from SNH, which the Company has classified as discontinued operations. The Company's rent payable to SNH will be reduced if and as these sales occur pursuant to terms set in the Company's leases with SNH. In August 2013, SNH sold one of these communities, a skilled nursing facility located in Missouri with 112 living units, for a sales price of $2.6 million, and as a result of this sale, the Company's annual minimum rent payable to SNH decreased by $0.3 million, or 10% of the net proceeds of the sale to SNH, in accordance with the terms of the applicable lease with SNH. In January 2014, SNH sold another one of these communities, an assisted living community located in Texas with 48 living units, for a sales price of $2.4 million, and as a result of this sale, the Company's annual minimum rent payable to SNH decreased by $0.2 million, or 8.75% of the net proceeds of the sale to SNH, in accordance with the terms of the applicable lease with SNH. In June 2014, SNH sold two of these communities, both of which are skilled nursing facilities, with a combined total of 155 living units, for a sales price of $4.5 million, and as a result of this sale, the Company's annual minimum rent payable to SNH decreased by approximately $0.5 million, or 10% of the net proceeds of the sale to SNH, in accordance with the terms of the applicable lease with SNH. The Company can provide no assurance that the remaining six senior living communities that the Company and SNH have agreed to offer for sale will be sold or what the terms of any sales may provide.

Concurrent and in connection with entering into the Villa Valencia Agreement, described below, the Company and SNH entered into the Fifth Amendment to the Amended and Restated Master Lease Agreement ("Lease No. 4"). Under this amendment, the Company exercised the first of its existing options under Lease No. 4, extending the term from April 30, 2017 to April 30, 2032, and a third option for the Company to extend the term of Lease No. 4 from May 1, 2047 to April 30, 2062 was added.

As of the date of this proxy statement, the Company managed 44 senior living communities for the account of SNH. The Company began managing communities for the account of SNH in 2011 in connection with SNH's acquisition of certain senior living communities at that time. The Company has since begun managing additional communities that SNH has acquired. With the exception of the management agreement for the senior living community in New York described below, the management agreements for the communities the Company manages for SNH's account provide the Company with a management fee equal to 3% of the gross revenues realized at the communities, plus reimbursement for the Company's direct costs and expenses related to the communities and an incentive fee equal to 35%

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of the annual net operating income of the communities after SNH realizes an annual return equal to 8% of its invested capital. The management agreements provide that the Company and SNH each have the option to terminate the agreements upon the acquisition by a person or group of more than 9.8% of the other's voting stock and upon other change in control events affecting the other party, as defined in those documents, including the adoption of any stockholder proposal (other than a precatory proposal) or the election to the board of directors or board of trustees of any individual if such proposal or individual was not approved, nominated or appointed, as the case may be, by vote of a majority of the board of directors or board of trustees in office immediately prior to the making of such proposal or the nomination or appointment of such individual.

In connection with these management agreements, the Company and SNH have entered into four combination agreements, or pooling agreements: three pooling agreements which combine the Company's management agreements with SNH for communities that include assisted living units (the "AL Pooling Agreements"), and a fourth pooling agreement, which combines the Company's management agreements with SNH for communities that include only independent living units (the "IL Pooling Agreement"). The Company entered into the initial AL Pooling Agreement in 2011 and the second AL Pooling Agreement in 2012. The first AL Pooling Agreement includes 20 identified communities and the second AL Pooling Agreement currently includes 19 identified communities. The Company and SNH entered into the third AL Pooling Agreement in November 2013 and that pooling agreement currently includes the management agreement for the community the Company began managing in November 2013, as further described below. The Company entered into the IL Pooling Agreement in 2012 and that agreement currently includes management agreements for two communities that have only independent living units. The senior living community in New York and the senior living community in California described below that the Company manages for the account of SNH are not included in any of the pooling agreements.

Each of the AL Pooling Agreements and the IL Pooling Agreement aggregates the determinations of fees and expenses of the various communities that are subject to such pooling agreement, including determinations of the Company's incentive fees and SNH's return of its invested capital. Under each of the pooling agreements, SNH has the right, after the period of time specified in the agreement has elapsed and subject to the Company's cure rights, to terminate all, but not less than all, of the management agreements that are subject to the pooling agreement if SNH does not receive its minimum return in each of three consecutive years. In addition, under each of the pooling agreements, the Company has a limited right to require the sale of underperforming communities. Also, under each of the pooling agreements, any nonrenewal notice given by the Company with respect to a community is deemed a nonrenewal with respect to all the communities that are the subject of the agreement. Special committees of each of the Board and SNH's board of trustees composed solely of the Company's Independent Directors and SNH's independent trustees who are not also directors or trustees of the other party and who were represented by separate counsel reviewed and approved the terms of these management agreements and pooling agreements.

The Company earned management fees from SNH of $9.2 million for the year ended December 31, 2013. The Company expects that it may enter additional management agreements with SNH for senior living communities that SNH may acquire in the future on terms similar to those management agreements the Company currently has with SNH.

In August 2013, the Company began managing for SNH a senior living community located in Georgia with 93 assisted living units. In October 2013, the Company began managing for SNH three additional senior living communities with an aggregate of 213 assisted living units; one of those communities is located in Tennessee, and the other two are located in Georgia. In November 2013, the Company began managing for SNH a senior living community in Wisconsin with 68 assisted living units. The Company entered into separate long term management agreements with SNH for each of those senior living communities on terms similar to those management agreements that the Company currently has with SNH for senior living communities that include assisted living units. The management agreements for the senior living communities the Company began managing in August and October 2013 were added to the second AL Pooling Agreement and the management agreement for the senior living community the Company began managing in November 2013 was added to the third AL Pooling Agreement. The Company expects that it

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may enter additional management arrangements with SNH for senior living communities that SNH may acquire in the future on terms similar to those management arrangements the Company currently has with SNH.

The second AL Pooling Agreement previously included the management agreement pursuant to which the Company manages SNH's assisted living community known as Villa Valencia. Villa Valencia is located in California. On July 10, 2014, the Company entered into an agreement with SNH (the "Villa Valencia Agreement") pursuant to which the management agreement for Villa Valencia was removed from the second AL Pooling Agreement as of July 1, 2014. The Company expects that the management agreement affecting the Villa Valencia community will not be included in any pooling agreement until after extensive renovations planned at the community are completed.

Also on July 10, 2014, the Company entered into an amendment to the management agreements with SNH that include assisted living units to (i) extend the term of each of the management agreements between the Company and SNH for Villa Valencia and the 19 assisted living communities currently included in the second AL Pooling Agreement from December 31, 2031 to December 31, 2033 and (ii) extend the term of the management agreement between the Company and SNH for the senior living community known as Willow Pointe, which is currently included in the third AL Pooling Agreement, from December 31, 2031 to December 31, 2035. On July 10, 2014, the Company also entered into an amendment to the Company's management agreements with SNH that include only independent living units to extend the term of the management agreements between the Company and SNH for two independent living communities from December 31, 2031 to December 31, 2032. The term of the 20 management agreements included in the first AL Pooling Agreement were not affected by these amendments and those management agreements expire on December 31, 2031.

The Company manages a portion of a senior living community in New York that is not subject to the requirements of New York healthcare licensing laws, consisting of 199 living units, pursuant to a long term management agreement with SNH. The terms of this management agreement are substantially consistent with the terms of the Company's other management agreements with SNH for communities that include assisted living units, except that the management fee payable to the Company is equal to 5% of the gross revenues realized at that portion of the community, and there is no incentive fee payable to the Company under this management agreement. In order to accommodate certain requirements of New York healthcare licensing laws, SNH subleases a portion of this senior living community that is subject to those requirements, consisting of 111 living units, to an entity, D&R Yonkers LLC, which is owned by SNH's President and Chief Operating Officer and its Treasurer and Chief Financial Officer. The Company manages this portion of the community pursuant to a long term management agreement with D&R Yonkers LLC. Pursuant to that management agreement, D&R Yonkers LLC pays the Company a management fee equal to 3% of the gross revenues realized at that portion of the community and the Company is not entitled to any incentive fee under that agreement. The Company's management agreement with D&R Yonkers LLC expires on August 31, 2017, and is subject to renewal for nine consecutive five year terms, unless earlier terminated or timely notice of nonrenewal is delivered.

Reit Management & Research LLC ("RMR"):    RMR provides business management and shared services to the Company pursuant to a business management and shared services agreement (the "business management agreement"). One of the Company's Managing Directors, Mr. Barry Portnoy, is Chairman, majority owner and an employee of RMR. Mr. Barry Portnoy's son, Mr. Adam Portnoy, is an owner of RMR and serves as President, Chief Executive Officer and a director of RMR. The Company's other Managing Director, Mr. Gerard Martin, is a director of RMR. Mr. Bruce Mackey, the Company's President and Chief Executive Officer, and Mr. Paul Hoagland, the Company's Treasurer and Chief Financial Officer, are officers of RMR. RMR provides management services to SNH, SNH's executive officers are officers of RMR and SNH's President and Chief Operating Officer is a director of RMR. The Company's Independent Directors also serve as independent directors or independent trustees of other public companies to which RMR or its affiliates provide management services. Mr. Barry Portnoy serves as a managing director or managing trustee of a majority of those companies and Mr. Adam Portnoy serves as a managing trustee of a majority of those companies. In addition, officers of RMR serve as officers of those companies.

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Because at least 80% of Messrs. Mackey's and Hoagland's business time is devoted to services to the Company, 80% of Messrs. Mackey's and Hoagland's total cash compensation (that is, the combined base salary and cash bonus paid by the Company and RMR) was paid by the Company and the remainder was paid by RMR. Messrs. Mackey and Hoagland are also eligible to participate in certain RMR benefit plans. The Company believes the compensation it paid to these officers reasonably reflected their division of business time; however, periodically, these individuals may divide their business time differently than they do currently and their compensation from the Company may become disproportionate to this division.

The Board has given the Compensation Committee, which is comprised exclusively of Independent Directors, authority to act on the Company's behalf with respect to the Company's business management agreement with RMR. The charter of the Compensation Committee requires the committee to annually review the terms of the business management agreement, evaluate RMR's performance under this agreement and determine whether to renew, amend or terminate the business management agreement.

Pursuant to the business management agreement, RMR assists the Company with various aspects of the Company's business, which may include, but are not limited to, compliance with various laws and rules applicable to the Company's status as a publicly owned company, maintenance of the Company's facilities, evaluation of business opportunities, accounting and financial reporting, capital markets and financing activities, investor relations and general oversight of the Company's daily business activities, including legal and tax matters, human resources, insurance programs, management information systems and the like. Under the Company's business management agreement, the Company pays RMR an annual business management fee equal to 0.6% of the Company's revenues. Revenues are defined as the Company's total revenues from all sources reportable under generally accepted accounting principles in the United States ("GAAP"), less any revenues reportable by the Company with respect to communities for which the Company provides management services plus the gross revenues at those communities determined in accordance with GAAP. Additionally, pursuant to the business management and shared services agreement, RMR provides information technology services to the Company in return for the Company's reimbursement of RMR for a percentage of RMR's information technology employee expenses (other than RMR's Chief Information Officer), which percentage is subject to approval by the Company's Compensation Committee. The total fees payable to RMR by the Company under the business management and shared services agreement, including the reimbursement of information technology expenses, were $13.9 million.

RMR also provides internal audit services to the Company in return for the Company's share of the total internal audit costs incurred by RMR for the Company and other companies managed by RMR and its affiliates, which amounts are subject to approval by the Compensation Committee. The Company's Audit Committee appoints the Company's Director of Internal Audit. The Company's share of RMR's costs of providing this internal audit function was approximately $0.2 million for 2013. These allocated costs are in addition to the business management fees earned by RMR.

The current term of the Company's business management agreement with RMR ends on December 31, 2014 and automatically renews for successive one year terms unless the Company or RMR give notice of non-renewal before the end of an applicable term. The Company or RMR may terminate the business management agreement upon 60 days' prior written notice. RMR may also terminate the business management agreement upon five business days' notice if the Company undergoes a change of control, as defined in the business management agreement.

Under the Company's business management agreement with RMR, the Company acknowledges that RMR also provides management services to other companies, including SNH. The fact that RMR has responsibilities to other entities, including the Company's largest landlord and largest stockholder, SNH, could create conflicts; and in the event of such conflicts between the Company and RMR, any affiliate of RMR or any other publicly owned entity with which RMR has a relationship, including SNH, the Company's business management agreement allows RMR to act on its own behalf and on behalf of SNH or such other entity rather than on the Company's behalf. Under the business management agreement, the Company affords SNH and any other company that is managed by RMR a right of first refusal to invest in or finance any real estate of a type then owned or financed by any of them before the Company

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does. Under the business management agreement, RMR has agreed not to provide business management services to any other business or enterprise, other than SNH, competitive with the Company's business.

The Company is also generally responsible for all of its expenses and certain expenses incurred by RMR on the Company's behalf. Pursuant to the Company's business management agreement, RMR may from time to time negotiate on the Company's behalf with certain third party vendors and suppliers for the procurement of services to the Company. As part of this arrangement, the Company may enter agreements with RMR and other companies to which RMR provides management services for the purpose of obtaining more favorable terms from such vendors and suppliers.

The Company leases its headquarters from an affiliate of RMR for current annual rent of approximately $0.8 million, which amount is subject to fixed increases. The terms of this lease were negotiated and approved by a special committee of the Board composed solely of the Company's Independent Directors. The Company's rent expense for its headquarters, which included the Company's utilities and real estate taxes that it is required to pay as additional rent, under this lease, was $1.4 million for 2013. The Company believes the terms of this lease are commercially reasonable.

Under the Company's equity compensation plan (the "Share Award Plan"), the Company grants restricted shares to certain employees of RMR who are not also Directors, officers or employees of the Company. The Company granted a total of 82,300 shares with an aggregate value of $0.4 million to such persons in 2013, based upon the closing price of the Common Shares on the NYSE on the date of grant. One fifth of those shares vested on the grant date and one fifth vests on each of the next four anniversaries of the grant date. These share grants to RMR employees are in addition to both the fees the Company pays to RMR and the Company's share grants to the Company's Directors, officers and employees. On occasion, the Company has entered into arrangements with former employees of the Company or RMR in connection with the termination of their employment with the Company or RMR, providing for the acceleration of vesting of restricted shares previously granted to them under the Share Award Plan. Additionally, each of the Company's President and Chief Executive Officer and Treasurer and Chief Financial Officer received grants of restricted shares of other companies to which RMR provides management services, including SNH, in their capacities as officers of RMR.

Affiliates Insurance Company ("AIC"):    The Company, RMR and five other companies to which RMR provides management services each currently own approximately 14.3% of Affiliates Insurance Company ("AIC"), an Indiana insurance company. All of the Company's Directors and most of the trustees and directors of the other AIC shareholders currently serve on the board of directors of AIC. RMR provides management and administrative services to AIC pursuant to a management and administrative services agreement with AIC. The Company's Governance Guidelines provide that any material transaction between the Company and AIC shall be reviewed, authorized and approved or ratified by the affirmative votes of both a majority of the Board and a majority of the Company's Independent Directors.

On March 25, 2014, as a result of the removal, without cause, of all of the trustees of Equity CommonWealth, Equity Commonwealth underwent a change in control, as defined in the shareholders agreement among the Company, the other shareholders of AIC and AIC. As a result of that change in control and in accordance with the terms of the shareholders agreement, on May 9, 2014, the Company and those other shareholders purchased pro rata the AIC shares Equity Commonwealth owned. Pursuant to that purchase, the Company purchased 2,857 AIC shares from Equity Commonwealth for $0.8 million. Following these purchases, the Company and the other remaining six shareholders each owned approximately 14.3% of AIC.

As of the date of this proxy statement, the Company had invested $6.0 million in AIC since its formation in 2008. The Company recognized income of $0.3 million related to its investment in AIC for 2013. In June 2013, the Company and the other shareholders of AIC purchased a one-year property insurance policy providing $500.0 million of coverage pursuant to an insurance program arranged by AIC and with respect to which AIC is a reinsurer of certain coverage amounts. The Company paid AIC a premium, including taxes and fees, of approximately $5.4 million in connection with that policy, which amount may

      2014 Proxy Statement    39

be adjusted from time to time as the Company acquires or disposes of properties that are included in the policy. In June 2014, the Company renewed its participation in this program on the same terms and conditions and paid AIC a premium, including taxes and fees, of approximately $3.9 million in connection with that policy. The Company periodically considers the possibilities for expanding its insurance relationships with AIC to include other types of insurance and may in the future participate in additional insurance offerings AIC may provide or arrange. The Company may invest additional amounts in AIC in the future if the expansion of this insurance business requires additional capital, but the Company is not obligated to do so. By participating in this insurance business with RMR and the other companies to which RMR provides management services, the Company expects that it may benefit financially by reducing its insurance expenses and by realizing its pro rata share of any profits of this insurance business.

Directors' and Officers' Liability Insurance:    In July 2013, the Company, RMR, SNH and four other companies managed by RMR purchased a combined directors' and officers' liability insurance policy providing $10.0 million in aggregate primary non-indemnifiable coverage and $5.0 million in aggregate excess coverage. The Company paid a premium of approximately $0.1 million in connection with this policy. In June 2014, the Company, RMR, SNH and three other companies to which RMR provides management services extended this combined directors' and officers' liability insurance policy through August 31, 2014. In September 2014, the Company purchased a two year combined directors' and officers' insurance policy with SNH, RMR and four other companies managed by RMR that provides $10.0 million in aggregate primary coverage, including certain errors and omission coverage. At that time, the Company also purchased separate additional one year directors' and officers' liability insurance policies that provide $20.0 million of aggregate excess coverage plus $5.0 million of excess non-indemnifiable coverage. The total premium payable by the Company for these policies purchased in September 2014 was approximately $0.4 million.

The foregoing descriptions of the Company's agreements with SNH, RMR, D&R Yonkers LLC and AIC are summaries and are qualified in their entirety by the terms of the agreements. A further description of the terms of certain of those agreements is included in the Annual Report and the Company's Annual Report on Form 10-K filed with the SEC, in each case for the year ended December 31, 2013. In addition, copies of certain of the agreements evidencing these relationships are filed with the SEC and may be obtained from the SEC's website, www.sec.gov.

The Company believes that its agreements with SNH, RMR, D&R Yonkers LLC and AIC are on commercially reasonable terms. The Company also believes that its relationships with SNH, RMR, D&R Yonkers LLC and AIC and their affiliated and related persons and entities benefit the Company, and, in fact, provide the Company with competitive advantages in operating and growing its business.

Other Relationship:    Mr. Randy Herzig is the brother of the Company's Senior Vice President and Chief Operating Officer, Mr. R. Scott Herzig. Mr. Randy Herzig has been employed by the Company for most of the period since 2000, and prior to that with a predecessor of the Company's since 1997, and he currently serves in a non-executive officer capacity as the Company's Divisional Director of Operations for the Company's Skilled Nursing Division. During 2013, Mr. Randy Herzig received a base salary of $153,750, a bonus of $50,000 plus a share grant of 3,000 Common Shares valued at $4.53 per share, which was the closing price of the Common Shares on the date the shares were granted. Similar to shares the Company grants to its other employees, the shares granted to Mr. Randy Herzig vest in five equal annual installments, with the first installment vesting on the date of grant. During 2013, 2,200 shares the Company granted to Mr. Randy Herzig prior to 2013 vested and became no longer subject to repurchase by the Company. Mr. Randy Herzig's base salary for 2014 is $165,750. Assuming he remains in the Company's employ, Mr. Randy Herzig may receive a bonus and/or share grant during 2014, within the discretion of the Board and the Company's Compensation Committee, as applicable, and additional shares previously awarded to Mr. Randy Herzig may become vested and no longer subject to repurchase by the Company.

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INDEPENDENT AUDITORS

Audit Committee has the sole authority and responsibility to hire, evaluate and, where appropriate, replace the Company's independent auditors and is directly responsible for the appointment, compensation and general oversight of the work of the independent auditors. The Audit Committee is responsible for approving the audit and permissible non-audit services provided by the independent auditors and the associated fees.

The Audit Committee evaluates the performance of the Company's independent auditors each year and determines whether to reengage the current independent auditors or consider other audit firms. In doing so, the Audit Committee considers the quality and efficiency of the services provided by the auditors and the auditors' technical expertise and knowledge of the Company's operations and industry. In connection with the mandated rotation of the independent auditors lead engagement partner, the Audit Committee and its chair consider the selection of the new lead engagement partner identified by the independent auditors.

The Audit Committee expects to appoint the Company's independent registered public accounting firm for 2014 later this year after it has considered relevant factors.

Audit Fees and All Other Fees

The following table shows the fees for audit and other services billed to the Company by Ernst & Young LLP for the fiscal years 2013 and 2012.

	2013 Fees*	2012 Fees

Audit Fees	$ 2,972,292	$ 2,915,882
Audit-Related Fees	—	—
Tax Fees	28,000	28,000
All Other Fees	—	—

*
The audit fees include fees in connection with the restatement of certain of the Company's previously issued financial statements.

As of September 8, 2014, the Company has paid $3,894,174 for the services provided to the Company by Ernst & Young LLP for the fiscal years ended December 31, 2013 and 2012. The final amount of the fees for those services may vary from the amounts listed in the above table.

Audit Fees. This category includes fees associated with the annual financial statements audit and related audit procedures, the audit of internal control over financial reporting, work performed in connection with any registration statements and applicable Current Reports on SEC Form 8-K and the review of the Company's Quarterly Reports on SEC Form 10-Q.

Audit-Related Fees. This category consists of services that are reasonably related to the performance of the audit or review of financial statements and are not included in "Audit Fees". These services principally include due diligence in connection with acquisitions, consultation on accounting and internal control matters, audits in connection with proposed or consummated acquisitions, information systems audits and other attest services.

Tax Fees. This category consists of fees for tax services, including tax compliance, tax advice and tax planning.

All Other Fees. This category consists of services that are not included in the above categories.

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Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee has established policies and procedures that are intended to control the services provided by the Company's independent auditors and to monitor their continuing independence. Under these policies, no services may be undertaken by the independent auditors unless the engagement is specifically approved by the Audit Committee or the services are included within a category that has been approved by the Audit Committee. The maximum charge for services is established by the Audit Committee when the specific engagement or the category of services is approved. In certain circumstances, the Company's management is required to notify the Audit Committee when approved services are undertaken and the Audit Committee or its Chair may approve amendments or modifications to the engagement or the maximum fees. The Company's Director of Internal Audit is responsible for reporting to the Audit Committee regarding compliance with these policies and procedures.

The Audit Committee will not approve engagements of the independent auditors to perform non-audit services for the Company if doing so will cause the independent auditors to cease to be independent within the meaning of applicable SEC or NYSE rules. In other circumstances, the Audit Committee considers, among other things, whether the Company's independent auditors are able to provide the required services in a more or less effective and efficient manner than other available service providers and whether the services are consistent with the Public Company Accounting Oversight Board Rules.

All services for which the Company engaged its independent auditors in 2013 and 2012 were approved by the Audit Committee. The total fees for audit and non-audit services provided by Ernst & Young LLP in 2013 and 2012 are set forth above and include estimated fee amounts. The tax fees charged by Ernst & Young LLP during 2013 and 2012 were for tax compliance services, including those related to the Company's income tax returns for the fiscal years ended December 31, 2012 and 2011, respectively. The Audit Committee approved the engagement of Ernst & Young LLP to provide these non-audit services because it determined that Ernst & Young LLP providing these services would not compromise Ernst & Young LLP's independence and that the firm's familiarity with the Company's record keeping and accounting systems would permit the firm to provide these services with equal or higher quality, more quickly and at a lower cost than the Company could obtain these services from other providers.

Other Information

The Company has been advised by Ernst & Young LLP that neither the firm, nor any member of the firm, has any material interest, direct or indirect, in any capacity in the Company or its subsidiaries.

One or more representatives of Ernst & Young LLP will be present at this year's Annual Meeting of Stockholders. The representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Executive officers, Directors and certain persons who own more than 10% of the Company's outstanding Common Shares are required by Section 16(a) of the Exchange Act and related regulations:

•
to file reports of their ownership of Common Shares with the SEC and the NYSE; and

•
to furnish the Company with copies of the reports.

The Company received written representations from each such person who did not file an annual statement on Form 5 with the SEC that no Form 5 was due. Based on its review of the reports and representations, the Company believes that all Section 16(a) reports were filed timely in 2013.

OWNERSHIP OF EQUITY SECURITIES OF THE COMPANY

Directors and Executive Officers

The following table sets forth information regarding beneficial ownership of Common Shares by each Director, each Director nominee, each individual named in the 2013 Summary Compensation Table on page 54, and the Company's Directors, Director nominees and executive officers as a group, all as of September 17, 2014. Unless otherwise noted, voting power and investment power in the Company's Common Shares are exercisable solely by the named person.

Name and Address*	Aggregate Number of Shares Beneficially Owned	Percent of Outstanding Shares**	Additional Information
Bruce J. Mackey Jr.	516,017.771	1.1%
Barry M. Portnoy	201,622.855	Less than 1%
			SNH owns 4,235,000 Common Shares. In his capacity as a managing trustee of SNH and as Chairman, a director and majority beneficial owner of RMR, Mr. Barry Portnoy may also be deemed to beneficially own (and have shared voting and dispositive power over) the 4,235,000 Common Shares beneficially owned by SNH, but Mr. Barry Portnoy disclaims such beneficial ownership.

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Gerard M. Martin	201,622	Less than 1%	Includes 12,372 Common Shares owned by a corporation of which Mr. Martin is the president and in that position exercises voting and investment power over those 12,372 shares.
Paul V. Hoagland	145,000	Less than 1%
Scott Herzig	78,909	Less than 1%
Barbara D. Gilmore	73,251	Less than 1%	Includes 10,000 Common Shares owned by Ms. Gilmore's husband. Ms. Gilmore disclaims beneficial ownership of these shares, except to the extent of her pecuniary interest in the shares.
Bruce M. Gans, M.D.	64,440	Less than 1%
Donna D. Fraiche	33,500	Less than 1%
Katherine E. Potter	31,000	Less than 1%

All Directors and executive officers as a group (nine persons)	1,345,362.626	2.8%
*
The address of each identified person or entity is: c/o Five Star Quality Care, Inc., 400 Centre Street, Newton, Massachusetts 02458.

**
Based on 48,613,442 Common Shares outstanding as of July 14, 2014.

Principal Stockholders

Set forth in the table below is information about the number of shares held by persons the Company knows to be the beneficial owners of more than 5% of the Company's Common Shares.

Name and Address	Aggregate Number of Shares Beneficially Owned*	Percent of Outstanding Shares**	Additional Information
Senior Housing Properties Trust Two Newton Place 255 Washington Street Suite 300 Newton, Massachusetts 02458	4,235,000	8.7%	SNH owns and has sole voting and dispositive power over 4,235,000 Common Shares. Barry M. Portnoy and Adam D. Portnoy are managing trustees of SNH. RMR manages SNH. RMR is indirectly beneficially owned by Barry M. Portnoy and Adam D. Portnoy; Barry Portnoy is Chairman and a director of RMR and Adam Portnoy is President, Chief Executive Officer and a director of RMR. Barry Portnoy directly owns 201,622 Common Shares and Adam Portnoy directly owns 80,500 Common Shares (including 24,700 Common Shares subject to vesting periodically through 2017). Under certain regulatory definitions, RMR and Messrs. Barry and Adam Portnoy may be deemed to beneficially own (or to have shared voting and dispositive power over) the Common Shares owned by SNH; however, RMR and Messrs. Barry and Adam Portnoy have each disclaimed such beneficial ownership.

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Wellington Management Company, LLP ("Wellington") 280 Congress Street Boston, Massachusetts 02210	3,047,279	6.3%	Based solely on a Schedule 13G filed with the SEC on February 14, 2014 by Wellington:

•

Wellington, in its capacity as investment adviser, may be deemed to beneficially own 3,047,279 Common Shares which are owned of record by clients of Wellington. Those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such Common Shares. Wellington has shared voting power over 1,586,879 Common Shares and shared dispositive power over 3,047,279 Common Shares.

BlackRock, Inc. ("BlackRock") 40 East 52nd Street New York, New York 10022	2,999,093	6.2%	Based solely on a Schedule 13G filed with the SEC on January 29, 2014 by BlackRock:

•

BlackRock beneficially owns 2,999,093 Common Shares, and has sole voting power over 2,926,430 Common Shares and sole dispositive power over 2,999,093 Common Shares. BlackRock is the parent holding company for certain subsidiaries that have acquired the Company's shares and that are listed in that Schedule 13G.

Dimensional Fund Advisors LP ("Dimensional") Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746	2,812,616	5.8%	Based solely on a Schedule 13G/A filed with the SEC on February 10, 2014 by Dimensional:

•

Dimensional beneficially owns and has sole dispositive power over 2,812,616 Common Shares and has sole voting power over 2,745,810 Common Shares. Dimensional reports that it is an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (the "Dimensional Funds"). Dimensional may act as an adviser or sub-adviser to certain of the Dimensional Funds and, in such role, Dimensional does not possess voting and/or investment power over the Common Shares held by the Dimensional Funds. Dimensional disclaims ownership of such Common Shares.

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William F. Thomas ("W.F. Thomas") and Robert D. Thomas ("R.D. Thomas") 1516 South Boston Avenue Suite 301 Tulsa, Oklahoma 74119	2,486,725	5.1%	Based solely on a Schedule 13G filed with the SEC on September 6, 2013 by W.F. Thomas and R.D. Thomas:

•

W.F. Thomas beneficially owns and has sole dispositive power over 220,511 Common Shares and has shared voting power and dispositive power over 2,266,214 Common Shares. By virtue of (i) his role as an advisor to certain donor advised charitable funds, Mr. W.F. Thomas may be deemed to beneficially own 20,000 Common Shares and (ii) his role as an advisor to an individual retirement fund, Mr. W.F. Thomas may be deemed to beneficially own an additional 2,150 Common Shares; Mr. W.F. Thomas disclaims such beneficial ownership. Mr. R.D. Thomas does not beneficially own any Common Shares and has shared voting and dispositive power over 2,486,725 Common Shares. By virtue of his position in relation to family investment funds, Mr. R.D. Thomas may be deemed to have beneficial ownership of 39,800 Common Shares. By virtue of (x) his position in relation to a family trust account, Mr. R.D. Thomas may be deemed to have beneficial ownership of 18,500 Common Shares, and (y) his role as an advisor to certain donor advised charitable funds, Mr. R.D. Thomas may be deemed to beneficially own 252,000 Common Shares; Mr. R.D. Thomas disclaims such beneficial ownership. By virtue of (A) their respective roles as partners of an Oklahoma general partnership, Mr. W.F. Thomas and Mr. R.D. Thomas may be deemed to beneficially own 1,665,164 Common Shares, and (B) their respective roles as co-advisors to a donor advised charitable investment fund, Mr. W.F. Thomas and Mr. R.D. Thomas may be deemed to beneficially own 268,200 Common Shares; both Mr. W.F. Thomas and Mr. R.D. Thomas in their individual capacity each disclaim such beneficial ownership. By virtue of their business partnership and working relationship, Mr. W.F. Thomas and Mr. R.D. Thomas may each be deemed to beneficially own all Common Shares beneficially owned by the other as described above. Mr. W.F. Thomas disclaims beneficial ownership of any Common Shares that Mr. R.D. Thomas may beneficially own, and Mr. R.D. Thomas disclaims beneficial ownership of any Common Shares that Mr. W.F. Thomas may beneficially own.

*
Except for W.F. Thomas and R.D. Thomas, each as of December 31, 2013. The information provided with respect to W.F. Thomas and R.D. Thomas is as of August 28, 2013.

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**
The Company's Charter places restrictions on the ability of any person or group to acquire beneficial ownership of more than 9.8% of any class of the Company's equity shares. Additionally, the terms of the Company's leases with SNH and the Company's agreement with RMR contain provisions whereby the Company's rights under these agreements may be cancelled by SNH and RMR, respectively, upon the acquisition by any person or group of more than 9.8% of the Company's voting stock or upon other change in control events, as defined. If the violation of these ownership limitations causes a lease or contract default, stockholders causing the default may become liable to the Company or to other stockholders for damages. In addition, in order to help the Company preserve the tax treatment of the Company's net operating losses and other tax benefits, the Company's Bylaws generally provide that transfers of the Company's shares to a person, entity or group that is then, or would become as a result, an owner of 5% or more of the Company's outstanding shares under applicable standards would be void in total for transferees then already owning 5% or more of the Company's shares, and for transferees that would otherwise become owners of 5% or more of the Company's shares, to the extent the transfer would so result in such level of ownership by the proposed transferee and to the extent not approved by the Company. The 5% ownership limitation under the Company's Bylaws is determined based on applicable tax rules. Each of Wellington, BlackRock, Dimensional, W.F Thomas and R.D. Thomas have represented to the Company that they do not own 5% or more of the Company's shares under those applicable tax rules or in violation of the 5% ownership limitation under the Company's Bylaws. The percentages indicated are based on 48,613,442 Common Shares outstanding as of December 31, 2013.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Overview

This Compensation Discussion and Analysis provides a detailed description of the Company's executive compensation philosophy and programs, the compensation decisions the Compensation Committee made under those programs in 2013 and the factors which impacted those decisions. This Compensation Discussion and Analysis discusses the compensation of the Company's "named executive officers" for 2013, who are the officers for whom compensation disclosure is required to be made in this proxy statement under SEC rules. For 2013, the Company's named executive officers were:

Name	Title

Bruce J. Mackey Jr.	President and Chief Executive Officer
Paul V. Hoagland	Treasurer and Chief Financial Officer
Scott Herzig	Senior Vice President and Chief Operating Officer
Katherine E. Potter	Vice President and General Counsel

Compensation Philosophy and Process

The Company's compensation program is designed to help the Company achieve its business objectives, which include increasing, on a long-term basis, the value of the Company by improving the Company's financial and operating performance, improving the Company's competitive position within its industry and managing risks facing the Company.

Individual performance is an important factor in determining each element of compensation. The Compensation Committee determines the compensation of the Company's Chief Executive Officer and Chief Financial Officer and determines the amount and terms of share grants to all of the Company's executive officers. The Compensation Committee recommends to the Board and the Board determines all compensation, other than share grants, for the Company's executive officers other than the Company's Chief Executive Officer and Chief Financial Officer. There is no formulaic approach to the determinations of an executive officer's compensation; these determinations are made in the discretion of the Compensation Committee and the Board. Determinations of an executive officer's compensation are also not made as a direct result of benchmarking compensation against that of other companies.

The Compensation Committee and the Board believe it is important to further align the interests of the Company's executive officers with those of the Company's stockholders and therefore have determined that a significant portion of each executive officer's annual compensation will be paid in the form of share awards that vest subject to continued employment over a period of at least four years from the date of grant. The Compensation Committee and the Board also believe that performance of the Company's executive officers may be improved by paying a substantial portion of each executive officer's cash compensation as an annual bonus. The Compensation Committee and the Board currently limit the annual base salaries of the Company's executive officers and utilize changes in annual cash bonus amounts as the primary mechanism for effecting annual compensation adjustments for its executive officers.

The primary factor considered by the Compensation Committee and the Board when determining discretionary compensation for the Company's executive officers is the historical cash and equity compensation paid to each executive officer and to the Company's other executive officers with similar

      2014 Proxy Statement    48

responsibilities. However, the Compensation Committee and the Board also consider, among other things, the executive officer's:

  •
  accomplishments during the year;

  •
  ability to identify areas for the Company's improvement and to achieve benefits from those improvements;

  •
  quality of decisions made;

  •
  ability to lead employees both in routine activities and in special projects;

  •
  change in performance as compared to the prior year;

  •
  perceived potential for future development and for assuming additional or alternative duties in the future;

  •
  background, training, education and experience; and

  •
  specific areas of expertise and value to the Company, and the likelihood that the Company could find a suitable replacement on a timely and cost effective basis.

In addition to the consideration of the various factors described in the preceding paragraphs, the Compensation Committee and the Board consider available compensation data for public companies that are engaged in businesses similar to the Company's business or that possess size or other characteristics that are similar to the Company. In order to obtain a general understanding of current trends in compensation practices and ranges of amounts being awarded by other public companies, the Company compiled and reviewed comparative data regarding compensation paid by a group of public companies in the senior living industry.1

Because the primary factor considered by the Compensation Committee and the Board is the historical compensation paid to each individual executive officer and to other executives with similar responsibilities, the Compensation Committee and the Board believe that the Company's compensation philosophy with respect to the Company's executive officers helps limit incentives for management to take excessive risk for short-term benefit.

Details of 2013 Compensation Process

In September 2013, Dr. Gans, the Chair of the Compensation Committee, met with Mr. Barry Portnoy, one of the Company's Managing Directors, Mr. Adam Portnoy, President and Chief Executive Officer of RMR, and the chairs of the compensation committees of the other public companies for which RMR provides services. RMR provides management services to the Company, Equity CommonWealth, Government Properties Income Trust, Hospitality Properties Trust, Select Income REIT, Senior Housing Properties Trust and TravelCenters of America LLC. The purposes of this meeting were, among other things, to discuss compensation philosophy regarding potential share grants to be made by the Company and to consider the compensation payable to the Company's Director of Internal Audit (who provides services to the Company and to other companies to which RMR provides management services), as well as to consider the allocation of internal audit and related services costs among the Company and other companies to which RMR provides such services.

At Compensation Committee meetings in November and December 2013, the Compensation Committee conducted a review of executive and employee compensation and considered recommendations arising from the September 2013 meeting, recommendations provided by management and other factors such as:

1
This group of companies was comprised of Kindred Healthcare, Inc.; Emeritus Corporation; Capital Senior Living Corporation; The Ensign Group; National HealthCare Corporation; Brookdale Senior Living Inc.; and Extendicare, Inc.

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(i) the amount of cash compensation historically paid to each executive officer; (ii) the amounts and value of historical share awards made to each executive officer; (iii) the amounts of cash compensation and share awards paid to persons with similar levels of responsibility; (iv) the then current market prices of the Common Shares; (v) the performance of each executive officer during 2013; (vi) each executive officer's expected future contributions to the Company; (vii) each executive officer's relative mix of cash and noncash compensation; (viii) the comparative data about executive compensation trends and amounts that was assembled for management by an independent compensation consulting firm; and (ix) the Company's financial position and operating performance in the past year and the Company's perceived future prospects. The Compensation Committee did not engage a compensation consultant to participate in the determination or to make recommendations of the amounts or form of compensation for the Company's executive officers. Messrs. Mackey, Hoagland and Herzig and Ms. Potter participated in parts of the Compensation Committee meetings with regard to consideration of compensation generally, but they left the applicable meeting and did not participate in the Compensation Committee's determination and recommendation of their compensation. Messrs. Mackey and Hoagland participated in part of the consideration of the compensation of other officers, and Mr. Mackey also participated in part of the consideration of Mr. Hoagland's compensation. Mr. Barry Portnoy participated in parts of the Compensation Committee meetings, but left the applicable meeting and did not participate in the final decisions and recommendations made by the Compensation Committee. All Board members participated in the Board decisions on compensation which were not determined by the Compensation Committee.

Compensation Components

The mix of base salary, cash bonus and equity compensation that the Company pays to its executive officers varies depending on the executive officer's position and responsibilities with the Company. The Compensation Committee does not follow a set formula or specific guidelines in determining how to allocate the compensation components for the executives.

The components of the compensation packages of the Company's executive officers are as follows:

Base Salary

Base salaries are reviewed annually and adjusted, if appropriate, on a subjective basis based upon consideration of a number of factors including, but not limited to, the individual performance factors described above, as well as: (i) the historical amount paid to each executive officer; (ii) a comparison of the executive officer's pay to that of other individuals within the Company and the relative responsibilities, titles, roles, experiences and capabilities of such other individuals; (iii) the comparative data about executive compensation trends and amounts that was assembled for management by an independent compensation consulting firm; (iv) the Company's financial position and operating performance throughout the relevant year; and (v) for officers other than the Chief Executive Officer and Chief Financial Officer, an evaluation of the officers' performance provided by Messrs. Mackey and Hoagland. In 2013, the Company continued its practice of limiting the annual base salaries of the Company's executive officers to a maximum of $300,000. In December 2013, the Compensation Committee also determined to maintain the annual base salary for 2014 for each of Messrs. Mackey and Hoagland, and the Board determined to increase the annual base salary for 2014 for each of Mr. Herzig and Ms. Potter from $275,000 to $300,000.

Annual Bonus and Share Award Plan

Each of the Company's executive officers is eligible to receive an annual cash bonus and share award. There is no formulaic approach used in determining the amount of these annual cash and share awards. The cash bonus and share awards are determined on a subjective basis by the Compensation Committee and the Board, as the case may be, based upon consideration of a number of factors, which include the factors taken into account in connection with the base salary determinations discussed above. In addition, in determining cash bonus and share awards for the Company's executive officers, the Compensation Committee and the Board also consider the recommendations of the Chair of the Compensation

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Committee, Dr. Gans, following his meeting with Messrs. Portnoy and the chairs of the compensation committees of other public companies for which RMR provides services. In light of the limitations imposed on the annual base salaries of the Company's executive officers that are described above, changes in annual cash bonus amounts are the primary mechanism for effecting annual compensation adjustments for the Company's executive officers. For bonus amounts paid to the Company's executive officers for 2013, there were no bonus targets established. In addition, no bonus targets have been established for purposes of bonus amounts that may be paid to the Company's executive officers in 2014.

For 2013, the Compensation Committee awarded Mr. Mackey a bonus of $650,000 in cash and also awarded him 75,000 Common Shares that will vest in five equal annual installments beginning on the grant date. The shares awarded had a value at the grant date of $339,750; the vested portion of the share award was therefore $67,950 as of the grant date. In making this cash bonus and this share award, the Compensation Committee considered, among other things, Mr. Mackey's performance in continuing the integration of senior living communities that the Company acquired with the Company's existing communities; his role in managing capital and operating expenditures in relation to the prevailing business levels in order to conserve liquidity; his role in expanding and transacting management arrangements for senior living communities that the Company manages; his role in managing the rate the Company charges its residents and reducing some of the Company's operating expenses; his role in structuring and negotiating transactions for the Company, including the transfer of the Company's rehabilitation hospital operations, the extension of the Company's $35.0 million credit facility and the renewal of the Company's leases with HCP, Inc. with a future purchase option for those leased properties; his role in positioning the Company to operate and compete in the face of reductions in governmental reimbursement rates and increasing governmental budgetary constraints (including pursuing private pay revenue sources for the Company); his role in effectively managing the Company's cash reserves and debt, including the Company's redemption of its convertible notes; his role in identifying, pursuing and completing sales of properties; his role in transitioning senior management; his role in developing new and enhancing marketing programs and leveraging the Company's competitive strengths to maintain and grow its business and position the Company for future growth; his role in the Company's development of clinical initiatives and systems that help to improve the overall clinical outcomes of the Company's residents and patients; his role in the Company's development of customer service initiatives that help to improve the overall satisfaction of the Company's residents and patients; and his role in overseeing the Company's regulatory compliance. The Compensation Committee determined that the share award would vest over time to ensure a continuing commonality of interest between Mr. Mackey and the Company's stockholders, to provide Mr. Mackey with an incentive to remain with the Company to earn the unvested portion of the award and to encourage appropriate levels of risk taking in his decisions affecting the Company's business in the short-term and in the long-term.

The annual cash bonus for Mr. Hoagland was determined by the Compensation Committee after consideration of the same criteria described above with regard to Mr. Mackey as applied to Mr. Hoagland's performance and after consideration of the other matters noted above, as applicable, that the Compensation Committee considers in determining compensation generally. The annual cash bonuses for the Company's executive officers, other than Messrs. Mackey and Hoagland, were recommended by the Compensation Committee and approved by the Board based upon the consideration and evaluation of each executive's performance and level of total compensation as well as the other matters noted above with regard to the compensation paid to Messrs. Mackey and Hoagland. These considerations included, but were not limited to, each executive officer's historical level of total compensation and the Company's financial and operating performance during 2013.

Because at least 80% of Messrs. Mackey's and Hoagland's business time is devoted to services to the Company, 80% of Messrs. Mackey's and Hoagland's total cash compensation (that is, the combined base salary and cash bonus paid by the Company and RMR) was paid by the Company and the remainder was paid by RMR. Messrs. Mackey and Hoagland are also eligible to participate in certain RMR benefit plans.

The Company made equity awards under the Share Award Plan to the Company's executive officers and others based upon factors that the Compensation Committee considered relevant to align the interests of

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the persons to whom awards were made with the Company's business objectives, which include, but are not limited to, increasing, on a long-term basis, the value of the Company by improving the Company's prospects, competitive position within its industry and financial and operating performance, managing risks facing the Company, as well as achieving strategic initiatives and objectives. In addition to the award of Common Shares made to Mr. Mackey during 2013, the Compensation Committee awarded Common Shares to each of the Company's other executive officers who were employed by the Company at the grant date. These awards ranged in size and value from 15,000 Common Shares, having a grant date value of $67,950, to 35,000 Common Shares, having a grant date value of $158,550. In determining the size of each share award, the Compensation Committee considered the responsibilities of the executive, the prior year's share grant, the relation of the size of the award to the size of the share award made to Mr. Mackey and other factors, including their past and expected future performances and cash bonuses, the total value of the granted shares relative to the value of past grants, 2013 annual cash salaries, the executive officer's tenure with the Company and the Company's operational results during 2013. In each case, the Compensation Committee determined that the share awards would vest in five equal annual installments for those other executive officers, in each case with the first tranche being vested on the date of the grant, to ensure a continuing commonality of interest between the recipients and the Company's stockholders, to provide the Company's executives with an incentive to remain with the Company to earn the unvested portion of the award and to encourage appropriate levels of risk taking in their long-term decisions affecting the Company's business.

Other Benefits

The Company's executive officers are entitled to participate in the Company's benefit plans on the same terms as the Company's other employees. These plans include medical, dental and life insurance plans and a defined contribution retirement plan.

All Other Payments

The Summary Compensation Table below includes a column for amounts described as "All Other Compensation". Such amounts reflect the portion of executive life insurance premiums and accidental death and disability insurance premiums paid by the Company.

Say on Pay Results

The Company's current policy, consistent with the prior vote of the Company's stockholders, is to provide stockholders with an opportunity to approve, on an advisory basis, the compensation of named executive officers each year at the Annual Meeting of Stockholders. Accordingly, the Company is providing stockholders with an opportunity to approve the compensation of the named executive officers in this proxy statement. For more information, see Item 3 on page 64 of this proxy statement. In evaluating the Company's compensation process for 2013, the Compensation Committee generally considered the results of the advisory vote of the Company's stockholders on the compensation of the executive officers named in the proxy statement for the Company's 2013 Annual Meeting of Stockholders. The Compensation Committee noted that approximately 85% of votes cast approved the compensation of the named executive officers as described in the Company's 2013 proxy statement. The Compensation Committee considered these voting results as supportive of the committee's general executive compensation practices, which have been consistently applied since that prior vote of the Company's stockholders on the Company's executive compensation.

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REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2013.

                                Bruce M. Gans, M.D., Chair
                                Donna D. Fraiche
                                Barbara D. Gilmore

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is comprised entirely of the three Independent Directors listed above. No member of the Compensation Committee is a current, or during 2013 was a former, officer or employee of the Company. During 2013, no member of the Compensation Committee had a relationship that must be described under SEC rules relating to disclosure of related person transactions. In 2013, none of the Company's executive officers served (i) on the compensation committee of any entity that had one or more of its executive officers serving on the Board or the Compensation Committee of the Company, or (ii) on the board of directors or board of trustees of any entity that had one or more of its executive officers serving on the Compensation Committee of the Company. Members of the Compensation Committee serve as independent directors or independent trustees and compensation committee members of other public companies to which RMR provides management services.

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EXECUTIVE COMPENSATION

The following tables, narratives and footnotes discuss the compensation of the Company's Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and General Counsel during 2013, who are the Company's named executive officers. The compensation information for the persons included in the compensation tables are for services rendered to the Company and its subsidiaries and do not include information regarding any compensation received by such persons for services rendered to RMR.

2013 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)*	All Other Compensation ($)**	Total ($)

Bruce J. Mackey Jr.	2013	$300,000	$650,000	$339,750	$946	$1,290,696
President and Chief	2012	300,000	635,000	369,000	964	1,304,964
Executive Officer	2011	300,000	575,000	163,500	1,129	1,039,629

Paul V. Hoagland	2013	300,000	290,000	158,550	946	749,496
Treasurer and Chief	2012	275,000	265,000	172,200	937	713,137
Financial Officer	2011	237,500	210,000	76,300	1,064	524,864

Scott Herzig[1]	2013	275,000	200,000	158,550	923	634,473
Senior Vice President and	2012	271,810	110,000	49,200	721	431,731
Chief Operating Officer

Katherine E. Potter[2]	2013	275,000	175,000	67,950	923	518,873
Vice President and	2012	215,713	150,000	73,800	871	440,384
General Counsel

*
Represents the grant date fair value of shares granted in 2013, 2012 and 2011, as applicable, compiled in accordance with FASB Accounting Standards Codification Topic 718, "Compensation—Stock Compensation," or ASC 718. No assumptions are used in this calculation.

**
Reflects the portion of executive officer life insurance premiums and accidental death and disability insurance premiums that the Company paid.

1
Mr. Herzig became the Company's Senior Vice President and Chief Operating Officer on September 4, 2012. Mr. Herzig's compensation for 2012 attributable to his services to the Company prior to becoming Senior Vice President and Chief Operating Officer is included in the compensation amounts listed for him.

2
Ms. Potter became the Company's Vice President and General Counsel on February 27, 2012.

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2013 Grants of Plan Based Awards

Share awards granted by the Company to the named executive officers in 2013 provide that one fifth of each award vests on the grant date and one fifth vests on each of the next four anniversaries of the grant date. In the event a recipient who has been granted a share award ceases to perform duties for the Company or ceases to be an officer or an employee of RMR or any company that RMR manages during the vesting period, at the Company's option, the Company may repurchase the Common Shares that have not yet vested for nominal consideration. Holders of vested and unvested shares awarded under the Share Award Plan are eligible to receive distributions that the Company makes, if any, on its shares on the same terms as other holders of the Common Shares.

The following table shows shares granted in 2013, including vested and unvested grants.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards*

Bruce J. Mackey Jr.	12/11/2013	75,000	$ 339,750
Paul V. Hoagland	12/11/2013	35,000	158,550
Scott Herzig	12/11/2013	35,000	158,550
Katherine E. Potter	12/11/2013	15,000	67,950

*
Equals the number of shares multiplied by the closing price on the date of grant, which is also the grant date fair value under ASC 718. No assumptions are used in this calculation.

2013 Outstanding Equity Awards at Fiscal Year-End

		Stock Awards
Name	Year Granted	Number of Shares or Units of Stock That Have Not Vested (#)*	Market Value of Shares or Units of Stock That Have Not Vested ($)**

Bruce J. Mackey Jr.	2013	60,000	$ 329,400
	2012	45,000	247,050
	2011	30,000	164,700
	2010	12,000	65,880

Paul V. Hoagland	2013	28,000	153,720
	2012	21,000	115,290
	2011	14,000	76,860
	2010	6,000	32,940

Scott Herzig	2013	28,000	153,720
	2012	6,000	32,940
	2011	3,200	17,568
	2010	1,500	8,235

Katherine E. Potter	2013	12,000	65,880
	2012	9,000	49,410

*
The shares granted in 2013 were granted on December 11, 2013; the shares granted in 2012 were granted on November 19, 2012; the shares granted in 2011 were granted on November 22, 2011; and the shares granted in 2010 were granted on November 22, 2010.

**
Equals the number of shares multiplied by the closing price of the Company's Common Shares on December 31, 2013.

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2013 Stock Vested

The following table shows share grants that vested in 2013, including shares granted in prior years.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)*

Bruce J. Mackey Jr.	69,000	$ 332,010
Paul V. Hoagland	27,000	129,510
Scott Herzig	13,100	61,539
Katherine E. Potter	6,000	28,260

*
Equals the number of shares multiplied by the closing price on the 2013 dates of vesting of grants made in 2013 and prior years.

Potential Payments upon Termination or Change in Control

From time to time, the Company has entered into arrangements with former employees of the Company or RMR in connection with the termination of their employment with the Company or RMR, providing for the acceleration of vesting of restricted shares previously granted to them under the Share Award Plan and, in certain instances, payments for future services to the Company as a consultant or part time employee and continuation of health care and other benefits. Although the Company has no formal policy, plan or arrangement for payments to employees of the Company or RMR in connection with their termination of employment with the Company or RMR, the Company may in the future provide on a discretionary basis for similar payments depending on various factors the Company then considers relevant and if the Company believes it is in the its best interests to do so.

On December 11, 2013, the Compensation Committee approved grants of 75,000 Common Shares to Mr. Bruce Mackey, 35,000 Common Shares to each of Messrs. Paul Hoagland and Scott Herzig and 15,000 Common Shares to Ms. Katherine Potter. These grants were valued at $4.53 per Common Share, the closing price of the Common Shares on the NYSE on the date of grant, and were made under the Share Award Plan. The award letter for each of these grants provides for vesting of the Common Shares in five equal installments beginning on the date of grant and acceleration of vesting of all share grants (including those previously awarded) upon the occurrence of (i) a change in control of the Company (a "Change in Control") or (ii) RMR ceasing to be the manager or shared services provider to the Company (a "Termination Event").

The following table describes the potential payments to the Company's named executive officers upon a Change in Control or Termination Event as of December 31, 2013.

Name	Number of Shares Vested Upon Change in Control or Termination Event (#)	Value Realized on Change in Control or Termination Event as of December 31, 2013 ($)*

Bruce J. Mackey Jr.	147,000	$ 807,030
Paul V. Hoagland	69,000	378,810
Scott Herzig	38,700	212,463
Katherine E. Potter	21,000	115,290

*
Equals the number of shares multiplied by the closing price of the Company's Common Shares on December 31, 2013.

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REPORT OF THE AUDIT COMMITTEE

In the course of the Audit Committee's oversight of the Company's financial reporting process, the committee has: (i) reviewed and discussed with management the audited financial statements for the year ended December 31, 2013; (ii) discussed with Ernst & Young LLP, the Company's independent auditors, the matters required to be discussed under PCAOB Accounting Standard No. 16; (iii) received the written disclosures and the letter from the auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors' communications with the Audit Committee concerning independence; (iv) discussed with the independent auditors their independence; and (v) considered whether the provision of non-audit services by the independent auditors is compatible with maintaining their independence and concluded that it is compatible at this time.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2013, for filing with the SEC.

Barbara D. Gilmore, Chair Donna D. Fraiche Bruce M. Gans, M.D.

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APPROVAL OF THE FIVE STAR QUALITY CARE, INC. 2014 EQUITY COMPENSATION PLAN (ITEM 2)

The Board believes that the availability of equity-based compensation may be a significant factor in the Company's ability to attract, retain and motivate the officers, employees, directors and other service providers that are critical to the Company's success. In order to achieve the desired tax treatment of certain awards issuable under the Five Star Quality Care, Inc. 2014 Equity Compensation Plan (the "2014 Equity Compensation Plan") and to comply with NYSE rules, the Board has determined that approval of the 2014 Equity Compensation Plan by the Company's stockholders at the Annual Meeting of Stockholders is necessary.

The Board has unanimously approved, and unanimously recommends that stockholders approve, the 2014 Equity Compensation Plan, in the form attached hereto as Annex A. Upon approval by the Company's stockholders, the 2014 Equity Compensation Plan will replace the Company's 2001 Stock Option and Stock Incentive Plan which is currently the plan used by the Company to provide equity-based compensation. Following such replacement, no additional grants will be made under the 2001 Stock Option and Stock Incentive Plan (although awards previously granted under that plan will remain outstanding in accordance with their terms). If stockholder approval of the 2014 Equity Compensation Plan is not obtained, the Company will continue to use the 2001 Stock Option and Stock Incentive Plan as its equity compensation vehicle, until the available shares thereunder are exhausted or the term of that plan expires on March 18, 2016.

The Board believes that approval of the 2014 Equity Compensation Plan will enhance the Company's ability to attract, retain and motivate officers, employees, directors and other service providers. If approved, the 2014 Equity Compensation Plan will provide the Company with greater short- and long-term flexibility regarding the manner in which the Company provides incentives to the Company's officers, employees, directors and other service providers.

Summary of the 2014 Equity Compensation Plan

The following summary of the material features of the 2014 Equity Compensation Plan is qualified in its entirety by reference to the complete text of the 2014 Equity Compensation Plan, attached hereto as Annex A.

Purpose, Eligible Persons, Effective Date and Duration

The 2014 Equity Compensation Plan will become effective on the date of the 2014 Annual Meeting of Stockholders, subject to stockholder approval. The purpose of the 2014 Equity Compensation Plan is to encourage employees, officers, directors and other service providers of the Company or of its subsidiaries to continue their association with the Company by providing favorable opportunities for them to participate in the ownership of Common Shares. The 2014 Equity Compensation Plan allows the Company to grant Common Shares ("Stock Awards"), including restricted Common Shares ("Restricted Stock"), options to acquire Common Shares ("Options"), stock appreciation rights ("SARs"), restricted stock units ("RSUs") and other rights to compensation determined by the value of the Common Shares. Stock Awards, Restricted Stock, SARs, RSUs and other rights which may be granted under the 2014 Equity Compensation Plan (not including Options) are referred to below collectively as "Other Rights." At this time, approximately 25,191 persons, principally employees, are eligible to receive Options and Other Rights pursuant to the 2014 Equity Compensation Plan. The term of the 2014 Equity Compensation Plan is scheduled to continue until the tenth anniversary of the 2014 Annual Meeting of Stockholders, after which the plan is scheduled to terminate. Termination of the 2014 Equity Compensation Plan will not affect awards made prior to termination, but no new awards will be made under the plan after termination.

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Shares Subject to the Plan

The total number of Common Shares that may be issued or subject to Options and Other Rights under the 2014 Equity Compensation Plan may not exceed the sum of (a) 4,500,000, plus (b) the number of Common Shares that remain available (i.e., are not subject to issuance with respect to outstanding awards) under the 2001 Stock Option and Stock Incentive Plan, which constituted 414,190 Common Shares as of August 7, 2014, plus (c) the number of shares subject to outstanding awards under the 2001 Stock Option and Stock Incentive Plan as of the date that the 2014 Equity Compensation Plan is approved by the Company's stockholders (which constituted 600,720 Common Shares as of August 7, 2014), but only to the extent such awards under the 2001 Stock Option and Stock Incentive Plan terminate or expire on or after such date without the delivery of shares (in each case subject to equitable adjustment in the event of certain corporate events, as described below). In addition, to the extent that Common Shares under either the 2014 Equity Compensation Plan or under the 2001 Stock Option and Stock Incentive Plan are subject to an award which lapses or is forfeited, any Common Shares subject to such award will again become available for grant under the terms of the 2014 Equity Compensation Plan. Common Shares issuable under the 2014 Equity Compensation Plan may be authorized but unissued shares or treasury shares. In the event of any change in the number or kind of Common Shares outstanding pursuant to a reorganization, recapitalization, exchange of shares, stock dividend, split or combination of shares or similar event, appropriate adjustments will be made to the number of authorized Common Shares under the 2014 Equity Compensation Plan, to the number of Common Shares subject to outstanding grants or awards, to the exercise price per share of Options or SARs and to the kind of shares which may be distributed under the 2014 Equity Compensation Plan, among other things. The total amount of Common Shares subject to Options which constitute "incentive stock options" (as described below) that may be granted to any single individual in any calendar year under the plan may not exceed in the aggregate 100,000 and all Common Shares available under the plan may be granted as incentive stock options ("ISOs").

Administration

The 2014 Equity Compensation Plan will be administered by the Company's Compensation Committee. Among other things, the Compensation Committee makes determinations regarding: (i) the persons to whom Options and Other Rights will be granted; (ii) the number and the terms and conditions of Options or Other Rights granted to each such person, including the price per share to be paid upon exercise of any Option and the period within which each such Option or Other Right vests (if any) and, if applicable, may be exercised; and (iii) the interpretation of the 2014 Equity Compensation Plan and the establishment of rules and regulations for its administration. The Board may also undertake the roles and responsibilities of the Compensation Committee under the plan.

Options

The Company may grant Options to any individual eligible to participate in the plan. The Compensation Committee makes determinations regarding the number of Common Shares subject to an Option, its exercise price, its vesting conditions, the manner and time of its exercise and whether the Option is intended to qualify as an ISO, which is an option which is eligible for favorable tax treatment under the Internal Revenue Code (the "Code"), as discussed in more detail below. ISOs may be issued only to employees of the Company or a subsidiary of the Company. Options that are not intended to qualify as ISOs are referred to as nonqualified stock options ("NSOs").

In the case of any Option, the exercise price may not be less than the "fair market value" of the Common Shares on the date the Option is granted; provided, however, that in the case of an employee who owns (or is considered to own under Section 424(d) of the Code) shares possessing more than 10% of the total combined voting power of all classes of the Company's shares or any of its subsidiaries, the price at which Common Shares may be purchased pursuant to an ISO may not be less than 110% of the fair market value of the Common Shares on the date the ISO is granted.

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The duration of the ISOs and NSOs granted under the plan may be specified pursuant to each respective stock option agreement, but in no event can any ISO be exercisable after the expiration of 10 years after the date of grant. In the case of any employee who owns (or is considered under Section 424(d) of the Code as owning) shares possessing more than 10% of the total combined voting power of all classes of the Company's shares or any of the Company's subsidiaries, no ISO shall be exercisable after the expiration of five years from its date of grant. Options may be exercisable during their entire duration or during any lesser period of time, as specified in the Option agreement.

The Option exercise price may be paid in cash, in Common Shares owned by the optionee, by delivery of a recourse promissory note secured by the Common Shares acquired upon exercise of the Option or by means of a "cashless exercise" procedure.

Stock Appreciation Rights

The Compensation Committee may grant SARs to eligible participants as to such number of Common Shares and on such terms and conditions as the committee may determine. SARs may be granted separately or in connection with ISOs or NSOs. Upon exercise of a SAR, the holder is entitled to receive payment equal to the excess of the fair market value, on the date of exercise, of the number of Common Shares for which the SAR is exercised, over the exercise price for such Common Shares under a related Option, or if there is not a related Option, over an amount per share stated in the written agreement setting forth the terms and conditions of the SAR which may not be less than the fair market value of the shares on the date of grant. Payment may be made in cash or other property, including Common Shares, in accordance with the provisions of the applicable SAR agreement. Upon the exercise of a SAR related to an Option, the Option shall terminate as to the number of Common Shares for which the SAR is exercised.

Stock Awards and Restricted Stock

The Compensation Committee may grant to eligible participants a number of Common Shares (which may be, but are not required to be, shares of Restricted Stock) determined in the committee's discretion, subject to terms and conditions determined by the committee, including unconditional grants and grants with conditions that may require the holder to forfeit the Common Shares (or permit the Company to repurchase the Common Shares for nominal consideration) in the event that the holder ceases to provide services to the Company before a stated time. Unlike holders of Options and SARs, a holder of Restricted Stock has the rights of a stockholder to vote and to receive payment of dividends on the Restricted Stock, unless otherwise specified in the agreement that sets forth the terms on which the Restricted Stock is granted.

Restricted Stock Units

The Compensation Committee may grant to eligible participants the right to receive a number of Common Shares, subject to terms and conditions determined by the committee, including conditions that may require the holder to forfeit such right in the event that the holder ceases to provide services to the Company before a stated time. Holders of RSUs do not have the rights of stockholders unless and until Common Shares are issued in respect of the award.

Other Stock Based Awards

The Compensation Committee may grant to eligible participants other awards of, or determined with respect to, Common Shares, subject to terms and conditions determined by the committee.

Effect of Certain Corporate Transactions

If, while awards remain outstanding under the 2014 Equity Compensation Plan, the Company merges or consolidates with another corporation, if the Company is liquidated or sells or otherwise disposes of substantially all of its assets to another entity or in the event of similar corporate events, then the

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Compensation Committee, in its discretion, may make equitable adjustments to awards under the plan to reflect such transaction.

Amendments to the Plan

The Board may modify, revise or terminate the 2014 Equity Compensation Plan at any time and from time to time, except that approval of the Company's stockholders is required with respect to any amendment to change the aggregate number of Common Shares that may be issued under Options or granted pursuant to the plan, change the class of persons eligible to receive Options or Other Rights or make any other change that requires stockholder approval under applicable law or listing standard. Amendments adversely affecting outstanding Options or Other Rights may not be made without the consent of the holder of the Option or Other Right.

The Company may not increase the aggregate number of Common Shares that may be issued under Options or granted pursuant to the 2014 Equity Compensation Plan without stockholder approval.

The closing price of the Common Shares on the NYSE on September 10, 2014 was $4.41.

Tax Treatment

The following description of the United States federal income tax consequences of Options and Other Rights is general and does not purport to be complete.

Tax Treatment of Options

An optionee realizes no taxable income when a NSO is granted. Instead, the difference between the fair market value of the Common Shares subject to the NSO and the exercise price paid is taxed as ordinary compensation income when the NSO is exercised. The difference is measured and taxed as of the date of exercise, if the Common Shares are not subject to a "substantial risk or forfeiture", or as of the date or dates on which the risk terminates in other cases. An optionee may elect to be taxed on the difference between the exercise price and the fair market value of the Common Shares on the date of exercise, even though some or all of the Common Shares acquired are subject to a substantial risk of forfeiture. Gain on the subsequent sale of the Common Shares is taxed as capital gain. The Company receives no tax deduction on the grant of a NSO, but is entitled to a tax deduction when the optionee recognizes taxable income on or after exercise of the NSO, in the same amount as the income recognized by the optionee.

Generally, an optionee incurs no federal income tax liability on either the grant or the exercise of an ISO, although an optionee will generally have taxable income for alternative minimum tax purposes at the time of exercise equal to the excess of the fair market value of the Common Shares subject to an ISO over the exercise price. Provided that the Common Shares are held for at least one year after the date of exercise of the related ISO and at least two years after its date of grant, any gain realized on subsequent sale of the Common Shares will be taxed as long term capital gain. If the Common Shares are disposed of within a shorter period of time, the optionee will recognize ordinary compensation income in an amount equal to the difference between the sales price and the ISO exercise price or (if less) the difference between the fair market value at the time of exercise and the ISO exercise price. The Company receives no tax deduction on the grant or exercise of an ISO, but is entitled to a tax deduction if the optionee recognizes taxable income on account of a premature disposition of ISO Common Shares, in the same amount and at the same time as the optionee's recognition of income.

Tax Treatment of SARs

A recipient recognizes no income upon the grant of a SAR, but upon its exercise realizes ordinary compensation income in an amount equal to the cash or cash equivalent that he receives at that time. If the recipient receives Common Shares upon exercise of the SAR, the recipient recognizes ordinary

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income measured by the fair market value of the Common Shares so received (or, if the Common Shares are subject to a substantial risk of forfeiture, at the date or dates on which the risk expires, unless the recipient elects to be taxed at the time of exercise).

Tax Treatment of Restricted Stock and Other Stock Awards

A person who receives a grant of Restricted Stock generally will not recognize ordinary compensation income at the time the award is received, but will recognize ordinary compensation income when restrictions constituting a substantial risk of forfeiture lapse. The amount of such income will be equal to the excess of the aggregate fair market value, as of the date the restrictions lapse, over the amount (if any) paid by the holder for the Restricted Stock. Alternatively, a recipient of Restricted Stock may elect to be taxed instead on the excess of the fair market value of the Restricted Stock at the time of grant over the amount (if any) paid by the recipient for the Restricted Stock, notwithstanding the restrictions on the stock. Recipients of Stock Awards that are not subject to restrictions will recognize ordinary compensation income at the time the award is received, equal to the excess of the aggregate fair market value of the shares over the amount (if any) paid by the holder for the shares. All such taxable amounts are deductible by the Company at the time and in the amount of the ordinary compensation income recognized by the recipient.

Tax Treatment of Restricted Stock Units

In general, the grant of RSUs will not result in income for the person who receives the grant or in a tax deduction for the Company. Upon the settlement of such an award in cash or shares, the participant will recognize ordinary income equal to the aggregate value of the payment received, and the Company generally will be entitled to a tax deduction at the same time and in the same amount.

Interests of Certain Persons in Matters to Be Acted Upon

Officers of the Company, employees, consultants, other service providers and non-employee directors of the Company are eligible to receive awards under the 2014 Equity Compensation Plan in the discretion of the Compensation Committee. Future grants under the 2014 Equity Compensation Plan will be made at the discretion of the Compensation Committee and thus are not determinable at this time.

Share Usage

The annual share usage under the 2001 Stock Option and Stock Incentive Plan for the last three calendar years was as follows:

Year	Awards Granted (number of shares)	Weighted Average Shares Outstanding

2013	390,400	48,277,000
2012	330,600	47,952,000
2011	306,150	42,161,000

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Equity Compensation Plan Information

The following table shows information with respect to securities authorized for issuance under the equity compensation plans maintained by the Company as of September 2, 2014.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders—2001 Stock Option and Stock Incentive Plan	None	None	414,190(1)
Equity compensation plans not approved by security holders	None	None	None

Total	None	None	414,190

(1)
Pursuant to the terms of the Share Award Plan, in no event shall the number of Common Shares issued under the Share Award Plan exceed 3,000,000.

Approval of the 2014 Equity Compensation Plan requires the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting of Stockholders.

The Board of Directors recommends a vote FOR the approval of the 2014 Equity Compensation Plan.

      2014 Proxy Statement    63

ADVISORY VOTE TO APPROVE EXECUTIVE
COMPENSATION (ITEM 3)

As required by Section 14A of the Exchange Act, the Company seeks a non-binding advisory vote from its stockholders to approve the compensation of its named executive officers as described in the "Compensation Discussion and Analysis" section beginning on page 48 and the "Executive Compensation" section beginning on page 54.

The Company's executive compensation is designed to reward executive performance that contributes to the Company's success and increases stockholder value, while encouraging behavior that is in the Company's and the Company's stockholders' long-term best interests.

In deciding how to vote on this proposal, the Board encourages you to read the "Compensation Discussion and Analysis" section beginning on page 48 for a detailed description of the Company's executive compensation philosophy and program, the compensation decisions the Compensation Committee has made under that program and the factors considered in making those decisions.

The Board recommends that stockholders vote FOR the following resolution:

RESOLVED: That the stockholders of the Company approve, on a nonbinding, advisory basis, the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the "Compensation Discussion and Analysis" in this proxy statement.

Because your vote is advisory, it will not be binding upon the Board or the Compensation Committee. However, the Board values stockholders' opinions and the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.

Approval of executive compensation requires the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting of Stockholders.

The Board of Directors recommends a vote FOR the advisory vote to approve executive compensation.

      2014 Proxy Statement    64

OTHER INFORMATION

At this time, the Company knows of no other matters that will be brought before the meeting. If, however, other matters properly come before the meeting or any postponement or adjournment thereof, the persons named in the accompanying proxy will vote the proxy in accordance with their discretion on such matters to the maximum extent that they are permitted to do so by applicable law.

Jennifer B. Clark

Secretary

Newton, Massachusetts
September 17, 2014

      2014 Proxy Statement    65

ANNEX A

Five Star Quality Care, Inc. 2014 Equity Compensation Plan

1.     PURPOSE

The purpose of this 2014 Equity Compensation Plan (the "Plan") is to encourage employees, officers, directors and other individuals (whether or not employees) who render services to Five Star Quality Care, Inc. (the "Company") and its Subsidiaries (as hereinafter defined), to continue their association with the Company and its Subsidiaries by providing opportunities for them to participate in the ownership of the Company and in its future growth through the granting of options to acquire the Company's stock ("Options"), stock awards, including stock to be transferred subject to restrictions ("Stock Awards") and other rights, including Stock Appreciation Rights (as defined in Section 6), to receive compensation in amounts determined by the value of the Company's stock ("Other Rights"). The term "Subsidiary" as used in the Plan means a corporation or other business entity of which the Company owns, directly or indirectly through an unbroken chain of ownership, fifty percent or more of the total combined voting power of all classes of stock, in the case of a corporation, or fifty percent or more of the total combined interests by value, in the case of any other type of business entity.

2.     ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Compensation Committee of the Company's Board of Directors (the "Board") or by the Board itself. The Compensation Committee shall from time to time determine to whom awards shall be granted under the Plan, whether Options granted shall be incentive stock options ("ISOs") or nonqualified stock options ("NSOs"), the terms of the Options (including vesting provisions) and the number of shares of Common Stock (as hereinafter defined) that may be granted under Options, and the number of shares subject to (and other terms of) Stock Awards or Other Rights. The Compensation Committee shall report to the Board the names of individuals to whom Options, Stock Awards or Other Rights are to be granted, the number of shares covered and the terms and conditions of each grant. The determinations and actions described in this Section 2 and elsewhere in the Plan may be made by the Compensation Committee or by the Board, as the Board shall direct in its discretion, and references in the Plan to the Compensation Committee shall be understood to refer to the Board in any such case.

The Compensation Committee shall have the authority to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan. All questions of interpretation and application of such rules and regulations of the Plan and of awards granted hereunder shall be subject to the determination of the Compensation Committee in its discretion, which determination shall be final and binding. The Plan is intended to be administered in such a manner as to permit those Options granted hereunder and specially designated under Section 5 hereof as an ISO to qualify as incentive stock options as described in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be construed in a manner consistent with that interpretation.

For so long as Section 16 of the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act"), is applicable to the Company, each member of the Committee shall be a "non-employee director" or the equivalent within the meaning of Rule 16b-3 under the Exchange Act, and, for so long as Section 162(m) of the Code is applicable to the Company, an "outside director" within the meaning of Section 162 of the Code and the regulations thereunder.

With respect to persons subject to Section 16 of the Exchange Act ("Insiders"), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed to be modified so as to be in compliance with such Rule, or, if such modification is not possible, it shall be deemed to be null and void, to the extent permitted by law and deemed advisable by the Committee.

3.     STOCK SUBJECT TO THE PLAN

The total number of shares of capital stock of the Company that may be subject to Options, Stock Awards and Other Rights under the Plan shall be the sum of (a) 4,500,000 shares of the Company's common stock, par value $0.01 per share (the "Common Stock") plus (b) the number of shares available for grant under the Five Star Quality Care, Inc. 2001 Stock Option and Stock Incentive Plan (the "2001 Plan") as of the date this Plan is approved by the Company's stockholders plus (c) the number of shares subject to outstanding awards under the 2001 Plan as of the date this Plan is approved by the Company's stockholders, but only to the extent such awards under the 2001 Plan terminate or expire on or after such date without the delivery of shares. All of shares of capital stock of the Company available under the Plan may be granted as ISOs. Following the approval of the Plan by the Company's stockholders, no additional awards shall be made under the 2001 Plan. Shares issued under the Plan may be either authorized but unissued shares or treasury shares. The maximum number of shares of Common Stock subject to ISOs that may be granted to any Optionee in the aggregate in any calendar year shall not exceed 100,000 shares. The limits set forth in this Section 3 shall be subject to adjustment in accordance with the provisions of Section 10. Awards that fail to vest or, if applicable, are not fully exercised prior to the award's expiration or termination shall again become available for grant under the terms of the Plan.

4.     ELIGIBILITY

The individuals who shall be eligible to receive Option grants, Stock Awards and Other Rights under the Plan shall be employees, officers, directors and other individuals who render services to the management, operation or development of the Company or a Subsidiary and who have contributed or may be expected to contribute to the success of the Company or a Subsidiary. ISOs shall not be granted to any individual who is not (i) an employee of the Company or (ii) an employee of a Subsidiary who is treated as an employee of the Company for purposes of Section 422 of the Code. The term "Optionee," as used in the Plan, refers to any individual to whom an Option has been granted.

5.     TERMS AND CONDITIONS OF OPTIONS

Every Option shall be evidenced by a written Stock Option Agreement in such form as the Compensation Committee shall approve from time to time, specifying the number of shares of Common Stock that may be purchased pursuant to the Option, the time or times at which the Option shall become exercisable in whole or in part, whether the Option is intended to be an ISO or an NSO and such other terms and conditions as the Compensation Committee shall approve, and containing or incorporating by reference the following terms and conditions.

  (a)
  Duration. Each Option shall expire not later than ten years from its date of grant; provided, however, that no ISO granted to an employee who owns (directly or under the attribution rules of Section 424(d) of the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Subsidiary shall expire later than five years from its date of grant.

  (b)
  Exercise Price. The exercise price per share for each Option shall be at least 100 percent of the Fair Market Value (as hereinafter defined) of the shares on the date on which the Compensation Committee awards the Option, which shall be considered the date of grant of the Option for purposes of fixing the price; and provided, further, that the price with respect to an ISO granted to an employee who at the time of grant owns (directly or under the attribution rules of Section 424(d) of the Code) stock representing more than ten percent of the voting power of all classes of stock of the Company or of any Subsidiary shall be at least 110 percent of the Fair Market Value of the shares on the date of grant of the ISO. For purposes of the Plan, the "Fair Market Value" of a share of Common Stock at any particular date shall be determined according to the following rules: (i) if the Common Stock is not at the time listed or admitted to trading on a stock exchange or the NASDAQ, the Fair Market Value shall be the closing price of the Common Stock on the date in question in the over-the-counter market, as such price is reported in a publication of general circulation selected by the Board and regularly reporting the price of the Common Stock in such market, including any market that is outside of the United States; provided, however, that if the price of the Common Stock is not so reported, the Fair Market Value shall be determined in good faith by the Board, which may take into consideration (1) the price paid for the Common Stock in the most recent trade of a substantial number of shares known to the Board to have occurred at arm's length between willing and knowledgeable investors, (2) an appraisal by an independent party or (3) any other method of valuation undertaken in good faith by the Board, or some or all of the above as the Board shall in its discretion elect; or (ii) if the Common Stock is at the time listed or admitted to trading on any stock exchange, including any market that is outside of the United States, or the NASDAQ, then the Fair Market Value shall be the closing sale price of the Common Stock on the date in question on the principal exchange or the NASDAQ, as the case may be, on which the Common Stock is then listed or admitted to trading. If no reported sale of Common Stock takes place on the date in question on the principal exchange or the NASDAQ, as the case may be, then the most recent previous reported closing sale price of the Common Stock (or, in the Board's discretion, the reported closing asked price) of the Common Stock on such date on the principal exchange or the NASDAQ, as the case may be, shall be determinative of Fair Market Value. Without limitation of the authority of the Compensation Committee under Section 10 hereof, unless approved by the Company's stockholders, no Option shall be settled, canceled, forfeited, exchanged or surrendered in exchange or otherwise in consideration for a new Option with an exercise price that is less than that of such settled, canceled, forfeited, exchanged or surrendered Option.

  (c)
  Method of Exercise. To the extent that it has become exercisable under the terms of the Stock Option Agreement, an Option may be exercised from time to time by notice acceptable to the Chief Executive Officer of the Company, or his delegate, stating the number of shares with respect to which the Option is being exercised and accompanied by payment of the exercise price (and any applicable withholding tax) in cash or check payable to the Company or, if the Stock Option Agreement so provides, other payment or deemed payment described in this Section 5(c). Such notice shall be delivered in person to the Chief Executive Officer of the Company, or his delegate, or shall be sent by registered mail, return receipt requested, to the Chief Executive Officer of the Company, or his delegate, in which case delivery shall be deemed made on the date such notice is deposited in the mail.

Alternatively, payment of the exercise price may be made:

    (1)
    In whole or in part in shares of Common Stock already owned by the Optionee or to be received upon exercise of the Option; provided, however, that such shares are fully vested and free of all liens, claims and encumbrances of any kind; and provided, further, that the Optionee may not make payment in shares of Common Stock that he acquired upon the earlier exercise of any ISO (or other "incentive stock option"), unless he has held the shares for at least two years after the date the ISO was granted and at least one year after the date the ISO was exercised. If payment is made in whole or in part in shares of Common Stock, then, in the case of certificated shares, the Optionee shall deliver to the Company stock certificates registered in his name representing a number of shares of Common Stock legally and beneficially owned by him, fully vested and free of all liens, claims and encumbrances of every kind and having a Fair Market Value on the date of delivery that is not greater than the exercise price, such stock certificates to be duly endorsed, or accompanied by stock powers duly endorsed, by the record holder of the shares represented by such stock certificates. The Compensation Committee may approve comparable procedures to those set forth in the preceding sentence in the event of shares held in book-entry form. If the exercise price exceeds the Fair Market Value of the shares for which stock certificates are delivered, the Optionee shall also deliver cash or a check payable to the order of the Company in an amount equal to the amount of that excess or, if the Stock Option Agreement so provides, his promissory note as described in paragraph (2) of this Section 5(c); or

    (2)
    To the extent permitted under applicable law, by payment in cash of the par value of the Common Stock to be acquired and by payment of the balance of the exercise price in whole or in part by delivery of the Optionee's recourse promissory note, in a form specified by the Company, secured by the Common Stock acquired upon exercise of the Option and such other security as the Compensation Committee may require.

In the case of an exercise pursuant to clause (1) or (2) above, the Company may require the Optionee to pay to the Company in cash or by check, the amount of any withholding tax due in connection with the exercise.

At the time specified in an Optionee's notice of exercise, the Company shall, without issue or transfer tax to the Optionee, in the discretion of the Company, either (A) register the Optionee's ownership of such shares in book-entry form or (B) deliver to him at the main office of the Company, or such other place as shall be mutually acceptable, a stock certificate for the shares as to which his Option is exercised. If the Optionee fails to pay for or to accept delivery of all or any part of the number of shares specified in his notice upon tender of delivery thereof, his right to exercise the Option with respect to those shares shall be terminated, unless the Company otherwise agrees.

  (d)
  Exercisability. An Option may be exercised so long as it is outstanding from time to time in whole or in part, to the extent and subject to the terms and conditions that the Compensation Committee in its discretion may provide in the Stock Option Agreement. Such terms and conditions shall include provisions for exercise within twelve (12) months after his or her death or disability (within the meaning of Section 22(e)(3)) of the Code, provided that no Option shall be exercisable after the expiration of the maximum term of the Option. Except as the Compensation Committee in its discretion may otherwise provide in the Stock Option Agreement, an Option shall cease to be exercisable upon the expiration of ninety (90) days following the termination of the Optionee's employment with, or his other provision of services to, the Company or a subsidiary, subject to the expiration of the maximum term of the Option and Section 10 hereof.

  (e)
  Notice of ISO Stock Disposition. The Optionee must notify the Company promptly in the event that he sells, transfers, exchanges or otherwise disposes of any shares of Common Stock issued upon exercise of an ISO before the later of (i) the second anniversary of the date of grant of the ISO and (ii) the first anniversary of the date the shares were issued upon his exercise of the ISO.

  (f)
  No Rights as Stockholder. An Optionee shall have no rights as a stockholder with respect to any shares covered by an Option until the date of either registration of the Optionee's ownership of such shares in book-entry form or the issuance of a stock certificate to him for the shares. No adjustment shall be made for dividends or other rights for which the record date is earlier than the date the stock certificate is issued (or ownership is registered by book-entry), other than as required or permitted pursuant to Section 10.

  (g)
  Transferability of Options. Options shall not be transferable by the Optionee otherwise than by will or under the laws of descent and distribution, and shall be exercisable during his or her lifetime only by the Optionee, except that the Compensation Committee may specify in a Stock Option Agreement that pertains to an NSO that the Optionee may transfer such NSO to a member of the Immediate Family of the Optionee, to a trust solely for the benefit of the Optionee and the Optionee's Immediate Family, or to a partnership or limited liability company whose only partners or members are the Optionee and members of the Optionee's Immediate Family. "Immediate Family" shall mean, with respect to any Optionee, such Optionee's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

6.     STOCK APPRECIATION RIGHTS

The Committee may grant Stock Appreciation Rights ("SARs") in respect of such number of Common Stock subject to the Plan as it shall determine, in its discretion, and may grant SARs either separately or in connection with Options, as described in the following sentence. An SAR granted in connection with an Option may be exercised only to the extent of the surrender of the related Option, and to the extent of the exercise of the related Option the SAR shall terminate. Common Stock covered by an Option that terminates upon the exercise of a related SAR shall cease to be available under the Plan. The terms and conditions of an SAR related to an Option shall be contained in the Stock Option Agreement, and the terms of an SAR not related to any Option shall be contained in an SAR Agreement. The base value per share for share subject to an SAR shall be at least 100 percent of the Fair Market Value of the shares on the date on which the Compensation Committee awards the SAR. Without limitation of the authority of the

Compensation Committee under Section 10 hereof, unless approved by the Company's stockholders, no SAR shall be settled, canceled, forfeited, exchanged or surrendered in exchange or otherwise in consideration for a new SAR with a base value per share that is less than that of such settled, canceled, forfeited, exchanged or surrendered SAR.

Upon exercise of an SAR, the Optionee shall be entitled to receive from the Company an amount equal to the excess of the Fair Market Value, on the exercise date, of the number of shares of Common Stock as to which the SAR is exercised, over the exercise price for those shares under a related Option or, if there is no related Option, over the base value stated in the SAR Agreement. Any amount payable by the Company upon exercise of an SAR shall be paid in the form of cash or other property (including Common Stock), as provided in the Stock Option Agreement or SAR Agreement governing the SAR.

7.     STOCK AWARDS

The Compensation Committee may grant or award Stock Awards in respect of such number of shares of Common Stock, and subject to such terms or conditions (if any), as it shall determine and specify in a Stock Award Agreement, and may award shares of Common Stock which are not subject to vesting or forfeiture conditions. The Compensation Committee may provide in a Stock Option Agreement for an Option to be exercisable for Common Stock subject to forfeiture conditions and restrictions on transfer ("Restricted Stock").

A holder of Restricted Stock shall have all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any cash dividends, unless the Compensation Committee shall otherwise determine. Unless a grantee's Restricted Stock Agreement provides to the contrary, unvested shares of Restricted Stock granted under the Plan shall not be transferred without the written consent of the Compensation Committee. In addition, at the time of termination for any reason of a grantee's employment or other service relationship with the Company or a Subsidiary, the Company shall have the right, in the case of unvested shares of Restricted Stock, (a) to purchase all or any of such shares at a price equal to the lower of (i) the price paid to the Company for such shares or (ii) the Fair Market Value of such shares at the time of repurchase or (b) if provided in the applicable Restricted Stock Agreement, to cause such shares to be forfeited to the Company. Nothing in the Plan shall be construed to give any person the right to require the Company to purchase any Common Stock granted as Restricted Stock.

Certificates representing Restricted Stock shall be imprinted with a legend to the effect that the shares represented may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with the terms of the Restricted Stock Agreement. If shares of Restricted Stock are held in book entry form, statements evidencing those shares shall include a similar legend. If the Compensation Committee so determines, the holder of Restricted Stock may be required to deposit certificates representing the Restricted Stock with the President, Treasurer, Secretary or other officer of the Company or with an escrow agent designated by the Compensation Committee, together with a stock power or other instrument of transfer appropriately endorsed in blank.

8.     METHOD OF GRANTING OPTIONS, STOCK AWARDS AND OTHER RIGHTS

The grant of Options, Stock Awards and Other Rights shall be made by action of the Compensation Committee; provided, however, that if an individual to whom a grant has been made fails to execute and deliver to the Compensation Committee a Stock Option Agreement, Stock Award Agreement or agreement with respect to an Other Award within thirty days after it is submitted to him, the Option, Stock Award or Other Award granted under the agreement shall be voidable by the Company at its election, without further notice to the grantee.

9.     REQUIREMENTS OF LAW

The Company shall not be required to transfer Common Stock or to sell or issue any shares upon the exercise of any Option or SAR or Other Award if the issuance of such shares will result in a violation by the recipient or the Company of any provisions of any law, statute or regulation of any governmental authority. Specifically, in connection with the Securities Act of 1933, as amended from time to time (the "Securities Act"), the Company shall not be required to issue shares unless the Compensation Committee has received evidence satisfactory to it to the effect that the holder of the Restricted Stock or the Option or SAR or Other Award will not transfer such shares except pursuant to a registration statement in effect under the Securities Act or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that registration is not required. Any determination in this connection by the Compensation Committee shall be conclusive. The Company shall not be obligated to take any other affirmative action in order to cause the transfer of Common Stock to comply with any law or regulations of any governmental authority, including, without limitation, the Securities Act or applicable state securities laws.

10.  CHANGES IN CAPITAL STRUCTURE

In the event that the outstanding shares of Common Stock are hereafter changed for a different number or kind of shares or other securities of the Company, by reason of a reorganization, recapitalization, exchange of shares, stock split, combination of shares or dividend payable in shares or other securities or in the event of a similar corporate event, a corresponding adjustment shall be made by the Compensation Committee in the number and kind of shares or other securities covered by outstanding Options, Stock Awards and Other Rights and for which Options, Stock Awards and Other Rights may be granted under the Plan. Any such adjustment in outstanding Options shall be made without change in the total price applicable to the unexercised portion of the Option, but the price per share specified in each Stock Option Agreement shall be correspondingly adjusted; provided, however, that no adjustment shall be made with respect to an ISO that would constitute a modification as defined in Section 424 of the Code without the consent of the holder. Any such adjustment made by the Compensation Committee shall be conclusive and binding upon all affected persons, including the Company and all award recipients.

If while unexercised Options remain outstanding under the Plan the Company merges or consolidates with a wholly-owned subsidiary for the purpose of reincorporating itself under the laws of another jurisdiction, the Optionees will be entitled to acquire shares of common stock of the reincorporated Company upon the same terms and conditions as were in effect immediately prior to such reincorporation (unless such reincorporation involves a change in the number of shares or the capitalization of the Company, in which case proportional adjustments shall be made as provided above) and the Plan, unless otherwise rescinded by the Board, will remain the Plan of the reincorporated Company.

Except as otherwise provided in the preceding paragraph, if the Company or a subsidiary is merged or consolidated with another corporation, whether or not the Company is the surviving entity, or if the Company is liquidated or sells or otherwise disposes of all or substantially all of its assets to another entity while unexercised awards remain outstanding under the Plan, or if other circumstances occur in which the Compensation Committee in its sole and absolute discretion deems it appropriate for the provisions of this paragraph to apply (in each case, an "Applicable Event"), then: (a) in the discretion of the Compensation Committee, each holder of an outstanding award under the plan shall be entitled, upon exercise or vesting of the award (as applicable), to receive in lieu of shares of Common Stock, such stock or other securities or property as he or she would have received had he exercised or vesting in the award immediately prior to the Applicable Event; or (b) the Compensation Committee may, in its sole and absolute discretion, waive, generally or in one or more specific cases, any limitations imposed on exercise or vesting (including without limitation a change in any existing vesting schedule) so that some or all awards from and after a date prior to the effective date of such Applicable Event, specified by the Compensation Committee, in its sole and absolute discretion, shall be exercisable or vested, as the case may be; or (c) the Compensation Committee may, in its sole and absolute discretion, cancel all outstanding and unexercised awards as of the effective date of any such Applicable Event; or (d) the Compensation Committee may, in its sole discretion, convert some or all awards under the Plan into awards to purchase (or with respect to) the stock or other securities of the surviving corporation pursuant to an Applicable Event; or (e) the Compensation Committee may, in its sole and absolute discretion, cause the outstanding and unexercised awards to be cancelled in exchange for a payment in cash equal to the value (if any) of the shares subject to such award (less any applicable exercise or base price), pursuant to an Applicable Event; provided, however, that notice of any cancellation pursuant to clause (c) above shall be given to each holder of an Option or SAR not less than thirty days preceding the effective date of such Applicable Event. The Compensation Committee may, in its sole discretion, provide for a combination of the foregoing treatments and/or for different treatment hereunder of different awards and there is no requirement for all awards of the same type to receive the same treatment hereunder.

Except as expressly provided to the contrary in this Section 10 or as otherwise determined by the Compensation Committee, the issuance by the Company of shares of stock of any class for cash or property or for services, either upon direct sale, upon the exercise of rights or warrants, upon conversion of shares or obligations of the Company convertible into such shares or other securities or otherwise, shall not affect the number, class or price of shares of Common Stock then subject to outstanding Options, Stock Awards or Other Rights.

11.  FORFEITURE FOR DISHONESTY, VIOLATION OF AGREEMENTS OR TERMINATION FOR CAUSE

Notwithstanding any provision of the Plan to the contrary, if the Compensation Committee determines, after full consideration of the facts, that:

  (a)
  the Optionee (or holder of a Stock Award or Other Right) has been engaged in fraud, embezzlement or theft in the course of his or her employment by or involvement with the Company or a Subsidiary, has made unauthorized disclosure of trade secrets or other proprietary information of the Company or a Subsidiary or of a third party who has entrusted such information to the Company or a Subsidiary, or has been convicted of a felony, or crime involving moral turpitude or any other crime which reflects negatively upon the Company; or

  (b)
  the Optionee (or holder of a Stock Award or Other Right) has violated the terms of any employment, noncompetition, nonsolicitation, confidentiality, nondisclosure or other similar agreement with the Company to which he is a party; or

  (c)
  the employment or involvement with the Company or a Subsidiary of the Optionee (or holder of a Stock Award or Other Right) was terminated for "cause," as defined in any employment agreement with the Optionee (or holder of a Stock Award or Other Right), if applicable, or if there is no such agreement, as determined by the Compensation Committee, which may determine that "cause" includes among other matters the willful failure or refusal of the Optionee (or holder of a Stock Award or Other Right) to perform and carry out his or her assigned duties and responsibilities diligently and in a manner satisfactory to the Compensation Committee;

then the recipient's right to exercise an Option or SAR shall terminate as of the date of such act (in the case of (a) or (b)) or such termination (in the case of (c)), the recipient shall forfeit all unexercised Options and SARS (or the holder shall forfeit all Other Rights) and the Company shall have the right to repurchase all or any part of the shares of Common Stock acquired by the recipient upon any previous exercise of any Option or SAR (or any previous acquisition by the holder of a Stock Award, whether then vested or unvested), at a price equal to the lower of (a) the amount paid to the Company upon such exercise or acquisition, or (b) the Fair Market Value of such shares at the time of repurchase. If an Optionee or holder of a SAR whose behavior the Company asserts falls within the provisions of the clauses above has exercised or attempts to exercise an Option or SAR prior to consideration of the application of this Section 11 or prior to a decision of the Compensation Committee, the Company shall not be required to recognize such exercise until the Compensation Committee has made its decision and, in the event any exercise shall have taken place, it shall be of no force and effect (and shall be void ab initio) if the Compensation Committee makes an adverse determination; provided, however, that if the Compensation Committee finds in favor of the recipient then the recipient will be deemed to have exercised the Option or SAR as of the date he or she originally gave notice of his or her attempt to exercise or actual exercise, as the case may be. The decision of the Compensation Committee as to the cause of an Optionee's (or holder of a Stock Award or Other Right) discharge and the damage done to the Company shall be final, binding and conclusive. No decision of the Compensation Committee, however, shall affect in any manner the finality of the discharge of such Optionee (or holder of a Stock Award or Other Right) by the Company. For purposes of this Section 11, reference to the Company shall include any Subsidiary. Notwithstanding anything herein to the contrary, the Compensation Committee may provide, either in an award agreement or separately, that the provisions of this Section 11 shall not apply following a change in control of the Company (as defined by the Compensation Committee).

12.  MISCELLANEOUS

  (a)
  No Guarantee of Employment or Other Service Relationship. Neither the Plan nor any Stock Option Agreement, Stock Award Agreement or agreement with respect to an Other Award shall give an employee the right to continue in the employment of the Company or a Subsidiary or give the Company or a Subsidiary the right to require an employee to continue in employment.

    Neither the Plan nor any Stock Option Agreement, Stock Award Agreement or agreement with respect to an Other Award shall give a director or other service provider the right to continue to perform services for the Company or a Subsidiary or give the Company or a Subsidiary the right to require the director or service provider to continue to perform services.

  (b)
  Tax Withholding. To the extent required by law, the Company shall withhold or cause to be withheld income and other taxes with respect to any income recognized by a recipient by reason of the exercise or vesting of an Option or Stock Award, or payments with respect to Other Rights, and as a condition to the receipt of any Option, Stock Award or Other Right the Optionee shall agree that if the amount payable to him by the Company and any Subsidiary in the ordinary course is insufficient to pay such taxes, then he shall upon the request of the Company pay to the Company an amount sufficient to satisfy its tax withholding obligations.

Without limiting the foregoing, the Compensation Committee may in its discretion permit any Optionee's (or holder of a Stock Award or Other Right) withholding obligation to be paid in whole or in part in the form of shares of Common Stock by withholding from the shares to be issued or by accepting delivery from the Optionee (or holder of a Stock Award or Other Right) of shares already owned by him. The Fair Market Value of the shares for such purposes shall be determined as set forth in Section 5(b). An Optionee (or holder of a Stock Award or Other Right) may not make any such payment in the form of shares of Common Stock acquired upon the exercise of an ISO until the shares have been held by him for at least two years after the date the ISO was granted and at least one year after the date the ISO was exercised. If payment of withholding taxes is made in whole or in part in shares of Common Stock, the Optionee (or holder of a Stock Award or Other Right) shall deliver to the Company stock certificates registered in his name representing shares of Common Stock legally and beneficially owned by him, fully vested and free of all liens, claims and encumbrances of every kind, duly endorsed or accompanied by stock powers duly endorsed by the record holder of the shares represented by such stock certificates. The Compensation Committee may approve comparable procedures to those set forth in the preceding sentence in the event of shares held in book-entry form. If the Optionee (or holder of a Stock Award or Other Right) is subject to Section 16(a) of the Exchange Act, his ability to pay his withholding obligation in the form of shares of Common Stock shall be subject to such additional restrictions as may be necessary to avoid any transaction that might give rise to liability under Section 16(b) of the Exchange Act.

  (c)
  Use of Proceeds. The proceeds from the issuance of shares pursuant to the exercise of Options shall constitute general funds of the Company.

  (d)
  Construction. All masculine pronouns used in this Plan shall include both sexes; the singular shall include the plural and the plural the singular unless the context otherwise requires. The titles of the sections of the Plan are included for convenience only and shall not be construed as modifying or affecting their provisions. Any reference herein to a statutory or regulatory provision includes the provision as amended, supplemented, or replaced.

  (e)
  Governing Law. This Plan shall be governed by and construed in accordance with the laws of the State of Maryland, without regard to the principles of conflict of laws.

13.  EFFECTIVE DATE, DURATION, AMENDMENT AND TERMINATION OF PLAN

The Plan shall be effective as of the date of the Company's 2014 Annual Meeting of Stockholders, subject to approval by (a) the holders of a majority of the outstanding shares of capital stock present, or represented, and entitled to vote thereon (voting as a single class) at a duly held meeting of the stockholders of the Company or (b) by the written consent of the holders of a majority (or such greater percentage as may be prescribed under the Company's charter, by-laws and applicable state law) of the capital stock of the issuer entitled to vote thereon (voting as a single class) within twelve months after such date. Awards of Options, Other Rights or Stock Awards that are conditioned upon the ratification of the Plan by the stockholders may be granted prior to ratification. The Compensation Committee may grant Options, Stock Awards or Other Rights under the Plan from time to time until the close of business on the tenth anniversary of the Company's 2014 Annual Meeting of Stockholders. The Board may at any time amend the Plan; provided, however, that without approval of the Company's stockholders there shall be no: (a) change in the number of shares of Common Stock that may be issued under the Plan, except by operation of the provisions of Section 10, either to any one participant or in the aggregate; (b) change in the class of persons eligible to receive Options, Stock Award or Other Rights; or (c) other change in the

Plan that requires stockholder approval under applicable law or regulation. No amendment shall adversely affect outstanding Options (or Stock Awards or Other Rights) without the consent of the Optionee (or holder of the Stock Award or Other Right). The Plan may be terminated at any time by action of the Board, but any such termination will not terminate any Option, Stock Award or Other Right then outstanding without the consent of the Optionee or the holder of such Stock Award or Other Right.

THANK YOU

Thank you for being a stockholder and for the trust you have in
Five Star Quality Care, Inc.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date FIVE STAR QUALITY CARE, INC. M77808-P55115 For address changes, please check this box and write them on the back where indicated. AUTHORIZE YOUR PROXY BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on September 29, 2014. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. AUTHORIZE YOUR PROXY BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on September 29, 2014. Have your proxy card in hand when you call and then follow the instructions. AUTHORIZE YOUR PROXY BY MAIL Mark, sign and date your proxy card and return it in the postage paid envelope we have provided or return it to Five Star Quality Care, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by Five Star Quality Care, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically by e-mail or over the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. (NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer, indicating title. If a partnership, please sign in partnership name by authorized person, indicating title.) 2. Approval of the adoption of the 2014 Five Star Quality Care, Inc. Equity Compensation Plan. 3. Advisory vote to approve named executive officer compensation. Nominee (for Independent Director in Group I): Barbara D. Gilmore, R.N. Nominee (for Managing Director in Group I): Barry M. Portnoy THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE PROXIES, IN THEIR DISCRETION, ARE AUTHORIZED TO VOTE AND OTHERWISE REPRESENT THE UNDERSIGNED ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF. 1. Election of Directors. The Board of Directors Recommends a Vote FOR the Following Proposals. ! ! ! ! ! For Against Abstain ! ! ! FIVE STAR QUALITY CARE, INC. 400 CENTRE STREET NEWTON, MA 02458 ! For Withhold ! ! For Against Abstain

M77809-P55115 Address Changes: (If you noted any Address Changes above, please mark the corresponding box on the reverse side.) FIVE STAR QUALITY CARE, INC. 400 Centre Street Newton, MA 02458 Important Notice Regarding Internet Availability of Proxy Materials: The proxy materials for the 2014 Annual Meeting of Stockholders of Five Star Quality Care, Inc. (the “Company”), including the Company’s annual report and proxy statement, are available on the Internet. To view the proxy materials or vote online or by telephone, please follow the instructions in the enclosed proxy statement. This proxy is solicited on behalf of the Board of Directors of Five Star Quality Care, Inc. The undersigned stockholder of the Company hereby appoints Paul V. Hoagland, Jennifer B. Clark and Bruce Mackey Jr., or any of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the 2014 Annual Meeting of Stockholders of the Company to be reconvened at Two Newton Place, 255 Washington Street, Suite 100, Newton, Massachusetts 02458 on September 30, 2014, at 9:30 a.m. local time, and any postponement or adjournment thereof, to cast on behalf of the undersigned all the votes that the undersigned is entitled to cast at the meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the notice of annual meeting of stockholders, the notice of the reconvened annual meeting of stockholders and of the proxy statement, each of which is incorporated herein by reference, and revokes any proxy heretofore given with respect to the meeting. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE HEREOF. IF THIS PROXY IS EXECUTED, BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST FOR THE NOMINEES FOR DIRECTOR IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3. ADDITIONALLY, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST BY THE PROXIES, IN THEIR DISCRETION, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF. See reverse for voting instructions. Proxy FIVE STAR QUALITY CARE, INC. RECONVENED ANNUAL MEETING OF STOCKHOLDERS September 30, 2014, 9:30 a.m. (adjourned from June 6, 2014, July 7, 2014 and August 21, 2014) Two Newton Place, 255 Washington Street, Suite 100 Newton, Massachusetts 02458 Upon arrival, please present photo identification at the registration desk. The reconvened 2014 Annual Meeting of Stockholders of Five Star Quality Care, Inc. will address the following items of business: 1. Election of the two Directors named in the Proxy Statement; 2. Approval of the adoption of the 2014 Five Star Quality Care, Inc. Equity Compensation Plan; and 3. Advisory vote to approve named executive officer compensation. The Board of Directors recommends a vote FOR each of the Proposals.

QuickLinks

Audit Committee
Compensation Committee
Nominating and Governance Committee
Quality of Care Committee